FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-14

Free Writing Prospectus

Preliminary Collateral Term Sheet

$814,499,765

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-NXS3

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Natixis Real Estate Capital LLC

Wells Fargo Bank, National Association

Silverpeak Real Estate Finance LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-NXS3

September 15, 2015

WELLS FARGO SECURITIES

Lead Manager and

Sole Bookrunner

Deutsche Bank Securities Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

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Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

No. 1 – One Court Square

Loan Information	Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Office
Original Principal Balance(1):	$80,000,000	Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$80,000,000	Location:	Long Island City, NY
% of Initial Pool Balance:	9.8%	Size:	1,401,609 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF(1):	$224.74
Borrower Name:	Waterbridge Court Square Holdings LLC	Year Built/Renovated:	1989/2014
Sponsors(2):	Various	Title Vesting:	Fee
Mortgage Rate:	3.893%	Property Manager(5):	Tenant-managed
Note Date:	September 1, 2015	3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 5, 2020	Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months	Current Occupancy (As of):	100.0% (10/1/2015)
Loan Term (Original):	60 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	3rd Most Recent NOI(6):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(6):	NAV
Call Protection:	GRTR 1% or YM(25),GRTR 1% or YM or D(31),O(4)	Most Recent NOI(6):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu, Future Mezzanine	U/W Revenues(7):	$54,976,719
U/W Expenses(7):	$22,110,231
U/W NOI(7):	$32,866,488
U/W NCF(7):	$31,254,638
U/W NOI DSCR(1)(7):	2.64x
U/W NCF DSCR(1)(7):	2.51x
Escrows and Reserves(4):	U/W NOI Debt Yield(1)(7):	10.4%
U/W NCF Debt Yield(1)(7):	9.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$640,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 30, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	49.2%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	49.2%

(1)	The One Court Square Loan Combination (as defined below), totaling $315,000,000, is comprised of four pari passu notes (Notes A-1, A-2, A-3 and A-4). The non-controlling Note A-4 had an original principal balance of $80,000,000, has an outstanding principal balance of $80,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS3 Trust. The controlling Note A-1 had an original principal balance of $50,000,000 and is currently held by Natixis Real Estate Capital LLC. The non-controlling Notes A-2 and A-3 had an original principal balance of $95,000,000 and $90,000,000, respectively, are currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such notes) and are expected to be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Court Square Loan Combination.
(2)	See “The Sponsors” section.
(3)	See “Subordinate and Mezzanine Indebtedness” section.
(4)	See “Escrows” section.
(5)	See “Property Management” section.
(6)	Historical financials are not available. Citibank, N.A.’s lease is a triple net lease, wherein Citibank, N.A. is responsible for direct payment of taxes, insurance, utilities, and other operating expenses.
(7)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “One Court Square Loan Combination”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4) secured by a first mortgage encumbering a class A office complex located in Long Island City, New York (the “One Court Square Property”). The One Court Square Loan Combination was originated on September 1, 2015 by Natixis Real Estate Capital LLC. The One Court Square Loan Combination had an original principal balance of $315,000,000, has an outstanding principal balance as of the Cut-off Date of $315,000,000 and accrues interest at an interest rate of 3.893% per annum. The One Court Square Loan Combination had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the term of the loan.

Note A-4, which will be contributed to the WFCM 2015-NXS3 Trust, had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents a non-controlling interest in the One Court Square Loan Combination. The controlling Note A-1 had an original principal balance of $50,000,000 and is held by Natixis Real Estate Capital LLC. The non-controlling Notes A-2 and A-3 had an original principal balance of $95,000,000 and $90,000.000,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

ONE COURT SQUARE

respectively, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to a future trust or trusts. Each of the mortgage loans evidenced by Notes A-1, A-2 and A-3 are referred to herein as the “One Court Square Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool—Loan Combinations—The One Court Square Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the One Court Square Loan Combination in whole or in part. The borrower has the right to prepay the One Court Square Loan Combination in whole or in part on any date before June 5, 2020, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Court Square Loan Combination is prepayable without penalty on or after June 5, 2020.

Sources and Uses

Sources			Uses
Original loan combination amount	$315,000,000	94.0%	Loan payoff(1)	$290,000,000	86.6%
Sponsor’s new cash contribution	19,932,157	6.0	B-note payoff	25,000,000	7.5
			Closing Costs	19,932,157	6.0
Total Sources	$334,932,157	100.0%	Total Uses	$334,932,157	100.0%

(1)	The One Court Square Property was previously securitized in the CD 2005-CD1 transaction.

The Property. The One Court Square Property is a class A, LEED Silver certified office complex located in Long Island City, New York in the borough of Queens. The One Court Square Property is comprised of a 50-story tower and two low-rise buildings connected via a glass rotunda and bridge with landscaped plaza. The One Court Square Property is the tallest building in the state of New York outside of Manhattan. The One Court Square Property contains in the aggregate approximately 1,538,747 square feet of gross rentable area, as per re-measurement based on current market practices, situated on approximately 1.9 acres. The One Court Square Property is currently 100.0% occupied by Citibank, N.A. (’’Citibank’’ or “Citi”) pursuant to a triple-net lease. As per the current lease, the total gross leasable area is 1,401,609 square feet. The One Court Square Property was built-to-suit for Citibank and has been fully-occupied by Citibank since the building’s construction in 1989. Between 2012 and 2014, Citibank fully renovated and modernized 15 floors of the One Court Square Property, while upgrading the pantries and bathrooms on an additional 10 floors. Citibank spent approximately $100.0 million on these renovations. The One Court Square Property has a multi-level lobby of white marble, tinted glass, and black terrazzo flooring. The One Court Square Property contains many amenities including a fitness center and dining services, an ATM, a florist, a newsstand, a beauty salon, a shoe repair shop, a gourmet coffee stand, and a branch of the Queens Public Library. Citibank, N.A. is rated A+/A2/A by Fitch/Moody’s/S&P and is the consumer and corporate banking arm of Citigroup, Inc. (’’Citigroup’’) (NYSE: C). Citigroup, headquartered in New York City, is the largest financial services holding company in the world, providing a range of financial services to consumer and corporate customers around the globe. In the second quarter of 2015, Citigroup reported net income of $4.8 billion on revenues of $19.5 billion, compared to net income of $181 million on revenues of $19.3 billion for the second quarter of 2014. Citibank has retail operations in more than 100 countries and over 1,400 offices, more than half of which are in the United States. Citibank offers banking services to consumers and small businesses, offering deposits and loans, and utilizing Citigroup’s range of financial services, by offering insurance and investment products. There are approximately 5,000 Citibank employees working at the One Court Square Property in various divisions that include consumer banking, retail banking, credit cards and compliance. The credit card unit of Citibank is one of the largest users of space in the One Court Square Property. As of October 1, 2015, the One Court Square Property is 100.0% leased to Citibank.

The following table presents certain information relating to the tenancy at the One Court Square Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Citibank	A+/A2/A	1,401,609	100.0%	$25.51	$35,760,000	100.0%	5/11/2020(1)
Total Major Tenants		1,401,609	100.0%	$25.51	$35,760,000	100.0%

Occupied Collateral Total		1,401,609	100.0%	$25.51	$35,760,000	100.0%

Vacant Space		0	0.0%

Collateral Total		1,401,609	100.0%

(1)	Citibank has five, 5-year extension options at 95.0% of fair market value, with 15 months prior notice, for either (i) the entire premises, (ii) a portion of the premises containing not less than three continuous office floors on or above the sixth floor plus all/or any portion of the retail space and/or storage space located in the lobby and/or sub-concourse, the mechanical areas, rooftop areas, and the 3rd floor and/or 4th floor and/or 50th floor, whether or not the same is contiguous to any other portion of the extension premises or (iii) all or any portion of the premises comprising retail space and/or storage space located in the lobby and/or concourse areas of the building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

ONE COURT SQUARE

The following table presents certain information relating to the lease rollover schedule at the One Court Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	1,401,609	100.0%	1,401,609	100.0%	$35,760,000	$25.51
2021	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2022	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2023	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2024	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2025	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Thereafter	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Vacant	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Total/Weighted Average	1	1,401,609	100.0%			$35,760,000	$25.51
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the One Court Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Citi lease.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

ONE COURT SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the One Court Square Property:

Cash Flow Analysis(1)

	In Place	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$35,760,000	$35,760,000	65.0%	$25.51
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	22,110,231	40.2	15.77
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(2,893,512)(2)	(5.3)	(2.06)
Effective Gross Income	$35,760,000	$54,976,719	100.0%	$39.22

Total Operating Expenses	$0	$22,110,231	40.2%	$15.77

Net Operating Income	$35,760,000	$32,866,488	59.8%	$23.45
TI/LC	0	1,401,609	2.5	1.00
Capital Expenditures	0	210,241	0.4	0.15
Net Cash Flow	$35,760,000	$31,254,638	56.9%	$22.30

NOI DSCR(3)	2.87x	2.64x
NCF DSCR(3)	2.87x	2.51x
NOI DY(3)	11.4%	10.4%
NCF DY(3)	11.4%	9.9%
(1)	Historical financials were not available. Citibank’s lease is a triple net lease, in which Citibank is responsible for direct payment of taxes, insurance, utilities, and other operating expenses.
(2)	The underwritten economic vacancy is 5.3%. The One Court Square Property is 100.0% physically occupied as of October 1, 2015.
(3)	Based on the One Court Square Loan Combination.

Appraisal. As of the appraisal valuation date of July 30, 2015, the One Court Square Property had an “as-is” appraised value of $640,000,000, a “go dark” value of $580,000,000 and a land value of $308,100,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 12, 2015, there was no evidence of any recognized environmental condition at the One Court Square Property.

Market Overview and Competition. The One Court Square Property is located in Long Island City, Queens, New York, and is built directly above the Court Square subway station, providing access to Midtown Manhattan, as well as other destinations in Manhattan, Brooklyn and Queens via the (E), (M), (G) and (7) trains. The One Court Square Property is one subway stop (approximately three minutes) from Citibank’s East 53rd Street Midtown Manhattan campus (which includes 399 Park Avenue, Citigroup Center (601 Lexington Avenue), and 875 Lexington Avenue). In 2011, the Court Square subway station was renovated for approximately $47.6 million, $33.7 million of which was contributed by Citigroup . Citigroup also built a new entrance to the complex at Jackson Avenue and 23rd Street. Access to the (F) train and the elevated (N), (Q), (R) trains are also within a few blocks of the One Court Square Property. All subway trains along with the East River Ferry and the nearby Queensborough Bridge and Long Island Railroad’s Hunters Point Avenue Station provide access to the entire New York metropolitan area from the One Court Square Property. Access to Grand Central Station, Penn Station, and the Port Authority Bus Terminal is available from the One Court Square Property without transferring trains via the subway lines listed above.

The One Court Square Property is located in the Long Island City neighborhood, which is home to nearly 6,300 businesses employing over 90,000 people. Major office tenants include Citibank, Fresh Direct, Uber, New York City Department of Health, MetLife, JetBlue, Steve Madden, Publicis and Silvercup Studios. In 2001 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million square feet of new class A office space since 2003, 20 hotels since 2008 and 8,600 apartment units since 2006; an additional 22,500 apartment units are in the planning/construction phase. Long Island City’s population grew over 25.0% between 2000 and 2010, and the 22,500 residential units that are either planned or under construction will add approximately 40,000 new residents to bring the total population to 160,000 by 2018. Long Island City is home to LaGuardia Community College (40,000 students/staff), which was joined by the City University of New York (CUNY) School of Law (600 students/staff), at Two Court Square in August of 2012. Cornell University and Technion Institute of Technology will open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum.

Per the appraisal, the One Court Square Property is located in the Northwest Queens office submarket, which contained 13.3 million square feet of office space and reported a direct vacancy of 4.5% as of the second quarter of 2015. The appraiser’s concluded gross market rent for the One Court Square Property is $47.00 per square foot on a gross basis, which is in line with the competitive set average but 25.0% higher than the current Citibank gross rent ($37.61 per square foot), based on the One Court Square Property re-measurement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

ONE COURT SQUARE

The following table presents certain information relating to comparable office properties to the One Court Square Property:

Competitive Set(1)

	One Court Square (Subject)	2 Court Square	2 Gotham Center	One Pierrepont Plaza	4 Metrotech Center	15 Metrotech Center	Dumbo Heights
Location	Long Island City, NY	Long Island City, NY	Long Island City, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Distance from Subject	--	--	1.0 miles	5.8 miles	5.7 miles	5.6 miles	5.9 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1989/2014	2007/NAV	2008/NAV	1988/NAV	1993/NAV	2003/NAV	2015/NAV
Stories	50	17	21	19	25	19	9-12
Occupancy	100%	100%	100%	88.2%	100%	100%	60% Pre-leased
Total GLA	1,401,609 SF	600,000 SF	3,500,000 SF	655,598 SF	1,300,000 SF	670,000 SF	959,130 SF

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Waterbridge Court Square Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Waterbridge Court Square Holdings LLC is 100.0%, owned by Court Square SREF Property Investors JV, LLC, a joint venture controlled and owned by the sponsors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Court Square Loan Combination. Savanna Real Estate Fund III, L.P.; Savanna Real Estate (PIV) Fund III, L.P.; Savanna Real Estate Fund IIA, L.P.; Savanna Real Estate (AIV) Fund IIA, L.P. and Savanna Real Estate (PIV) Fund IIA, L.P. are the guarantors of certain nonrecourse carveouts under the One Court Square Loan Combination. OCS Master LP (“Junius”) is a limited guarantor of certain nonrecourse carveouts under the One Court Square Loan Combination.

The Sponsors. The sponsors are Savanna Real Estate Fund III, L.P.; Savanna Real Estate (PIV) Fund III, L.P.; Savanna Real Estate Fund IIA, L.P.; Savanna Real Estate (AIV) Fund IIA, L.P.; Savanna Real Estate (PIV) Fund IIA, L.P. (collectively “Savanna”) and Junius. Savanna is a New York City-based real estate investment and development firm founded in 1992 by Christopher Schlank and Nicholas Bienstock, with a senior management team averaging 17 years of experience in the commercial real estate industry. Since inception, Savanna has invested $2.8 billion of total capital across 13.0 million square feet of real estate in the northeast Unites States. Savanna has completed 31 investments since the inception of Fund I, all of which have been in the greater New York and Tri-State area, where Savanna continues to focus its investment activity. Savanna has executed a wide variety of transactions, including office, retail, residential, and industrial investments. Junius is a specialized real estate investment unit of the J.P. Morgan Private Bank, a division of J.P. Morgan Asset Management. Junius operates as an investment boutique with a singular focus on executing high yield real estate equity and debt investments. J.P. Morgan Asset Management is owned by J.P. Morgan Chase & Co., one of the largest banking institutions in the world.

Escrows. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the loan documents do not require monthly escrows for replacement reserves, provided (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease and (ii) Citi is obligated to make and pay for capital improvements and repairs pursuant to the terms of the Citi lease. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the loan documents do not require monthly escrows for real estate taxes and insurance premiums as long as (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease, (ii) Citi is obligated to pay the taxes and insurance premiums (or is permitted to self-insure) pursuant to the terms of the Citi lease, (iii) with respect to insurance premiums, Citi has not made an “Insurance Election” under the Citi lease and (iv) the borrower provides the lender with evidence acceptable to the lender of timely payment of such taxes and insurance premiums (if applicable), with respect to insurance premiums, only if Citi is no longer self-insuring. At any time during the last two years of the term of the lease either prior to the occurrence of a casualty or after the occurrence of a casualty to which resulting damage has been restored (other than de minimis items of work), Citi or its corporate successor may elect (“Insurance Election”) to require the landlord to maintain the insurance coverages set forth the Citi lease by delivering written notice to Landlord.

Lockbox and Cash Management. The One Court Square Loan Combination is structured with a lender-controlled hard lockbox and springing cash management. The One Court Square Loan Combination requires all rents to be transmitted directly into a lockbox account. Prior to the occurrence of a Cash Management Period or Senior Debt Service Cash Management Period (each as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period or Senior Debt Service Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account. Upon the occurrence of a Citi Cash Management Trigger Event (as defined below), an amount not to exceed, in the aggregate, $40.00 per rentable square foot multiplied by the square footage of the One Court Square Property that has not (i) been renewed or leased by Citi, or (ii) been leased to an acceptable replacement tenant pursuant to the terms of the loan agreement with all costs for all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and the applicable tenant being in occupancy and having commenced rent payment (the “Citi Reserve Cap”), will be deposited into the reserve for the Citi lease (the “Citi Reserve”), provided that deposits shall no longer be required to be made to the Citi Reserve at any time following the date on which the Citi Reserve has reached the Citi Reserve Cap.

A “Cash Management Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default, (ii) the occurrence of a Citi Cash Management Trigger Event or (iii) the creation of a senior debt service structure, if for purposes of this clause (iii) only, Citi no longer qualifies as a Citi Credit Tenant in Good Standing (as defined below). A Cash Management Period will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

ONE COURT SQUARE

end upon any of the following: (1) the Citi lease is renewed for the entire building or the Citi lease terminates or is not renewed for the entire building and the One Court Square Property is rented to tenant(s) who have taken occupancy and have commenced paying rent under one or more lease agreements entered into in accordance with the terms of the loan agreement, and all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after to the maturity date have been paid, expired (in the case of free rent) or remain on account in a reserve, subject to the requirements of the loan documents and the Citi Reserve; (2) with respect to clause (ii) above (a) the Citi Reserve Cap has been deposited in the Citi Reserve, (b) the One Court Square Property achieves a debt yield of 8.0% based on new leases or the renewal of the Citi lease, or (c) if the borrower posts a letter of credit in accordance with the loan documents; (3) with respect to clause (i), upon the cure of such event of default; or (4) with respect to clause (iii), Citi then qualifies as a Citi Credit Tenant in Good Standing.

A “Citi Cash Management Trigger Event” will commence upon the date which (a) Citi becomes subject to a bankruptcy proceeding, (b) Citi goes “dark” for in 80% of the gross leasable floor area or vacates the One Court Square Property and in either case does not maintain a senior long-term debt rating by a nationally-recognized statistical rating agency (“NRSRO”) of at least BBB-, (c) Citi is in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease, (d) Citi terminates the Citi lease or (e) as of December 11, 2018, the date which is eighteen months prior to the expiration of the Citi lease, either (A) Citi has not renewed the Citi lease or given notice electing to exercise its renewal option or entered into a new lease with the borrower on terms acceptable to the lender or (B) the One Court Square Property has not been leased to another tenant(s) in accordance with the terms of the loan agreement, with all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after to the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and such tenant(s) being in occupancy and paying rent.

A “Citi Credit Tenant in Good Standing” means with respect to Citi at any time: (i) Citi is the sole the tenant with respect to the entire One Court Square Property; (ii) Citi is not in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease, (iii) Citi’s senior long-term debt rating by a NRSRO is not less than BBB-, and (iv) no Cash Management Period is in effect for a reason other than clause (iii) of that definition.

A “Senior Debt Service Cash Management Period” will commence upon the lender giving notice to the borrower and the clearing bank following the creation of a Mezzanine Loan (as defined below) or a senior/subordinate loan structure and provided Citi qualifies as a Citi Credit Tenant in Good Standing.

Property Management. The One Court Square Property is managed by Citibank, N. A. or a manager retained by Citi pursuant to the Citi lease. If the Citi lease is no longer in effect, a replacement manager may be appointed by the borrower at the request of the lender, that is either a (i) pre-approved manager or (ii) a manager acceptable to the lender in their reasonable discretion. The lender acknowledges that Jones Lang LaSalle, Cushman & Wakefield, CBRE and Newmark Grubb Knight Frank are pre-approved as acceptable Managers, provided there is no material change in their current financial status which would have a material adverse effect on being a manager for the One Court Square Property.

Assumption. The borrower has the right to transfer the One Court Square Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, and the lender may, as a condition to approving any proposed transferee, require a rating agency confirmation from DBRS, KBRA and Moody’s stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS3 Certificates and similar confirmations from each rating agency rating securities backed by any of the One Court Square Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower may enter into a mezzanine loan (a “Mezzanine Loan”) with an institutional investor reasonably acceptable to the lender, and on terms and pursuant to a structure reasonably acceptable to the lender in all respects. At the closing of the Mezzanine Loan (i) the aggregate loan-to-value ratio (including the One Court Square Loan Combination and the Mezzanine Loan) shall not exceed 75.0%, and (ii) the aggregate underwritten debt service coverage ratio is at least 1.10x. All Mezzanine Loan documents will be subject to the lender’s consent, such consent to be in the lender’s reasonable discretion. The Mezzanine Loan will be subject to an intercreditor agreement reasonably acceptable to the lender in all respects.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the One Court Square Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event; provided, however, if the Citi lease is in effect and Citi is either self-insuring or providing the insurance for the entire One Court Square Property then the terms and provisions of the Citi lease will govern and satisfy the insurance requirements under the loan documents. According to the Citi lease, the tenant is required to obtain terrorism insurance in such amounts and types of coverage that are commercially available; provided that such amounts and types of coverage are consistent with those that are then generally required of, or carried by, owners of comparable buildings that are real estate investment trusts and taking into account the tenancy of such buildings (including the One Court Square Property); provided, that, if the tenant is self-insuring with respect to the base elements, the tenant shall only be required to obtain terrorism insurance to the extent available at commercially reasonable rates. Citi has elected to self-insure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

No. 2 – Huntington by the Sea

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$75,000,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$75,000,000			Location:	Huntington Beach, CA
% of Initial Pool Balance:	9.2%			Size:	306 pads
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Pad:	$245,098
Borrower Name:	Mills HBS, LLC			Year Built/Renovated:	1963/2015
Sponsors(1):	Various			Title Vesting:	Fee & Leasehold
Mortgage Rate:	4.390%			Property Manager:	Bessire and Casenhiser, Inc.
Note Date:	August 3, 2015			3rd Most Recent Occupancy (As of):	90.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.4% (12/31/2013)
Maturity Date:	August 5, 2025			Most Recent Occupancy (As of):	96.4% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	98.0% (7/15/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$5,338,142 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$5,951,011 (12/31/2014)
Call Protection:	L(26),D(87),O(7)			Most Recent NOI (As of)(4):	$6,108,520 (TTM 6/30/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine			U/W Revenues(4):	$8,197,119
				U/W Expenses:	$1,971,993
				U/W NOI(4):	$6,225,126
				U/W NCF(4):	$6,171,576
				U/W NOI DSCR:	1.38x
Escrows and Reserves(3):				U/W NCF DSCR:	1.37x
				U/W NOI Debt Yield:	8.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$102,260	$12,782	NAP	As-Is Appraised Value:	$117,000,000
Insurance	$22,339	Springing	NAP	As-Is Appraisal Valuation Date:	June 20, 2015
Replacement Reserves	$0	$4,463	$160,650	Cut-off Date LTV Ratio:	64.1%
Deferred Maintenance	$875	$0	NAP	LTV Ratio at Maturity or ARD:	56.0%

(1)	See “The Sponsors” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Huntington by the Sea Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee and leasehold interest in a manufactured housing community located in Huntington Beach, California (the “Huntington by the Sea Property”). The Huntington by the Sea Mortgage Loan was originated on August 3, 2015 by Natixis, New York Branch. The Huntington by the Sea Mortgage Loan had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and accrues interest at an interest rate of 4.390% per annum. The Huntington by the Sea Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Huntington by the Sea Mortgage Loan matures on August 5, 2025.

Following the lockout period, the borrower has the right to defease the Huntington by the Sea Mortgage Loan in whole or in part on any date before February 5, 2025. In addition, the Huntington by the Sea Mortgage Loan is prepayable without penalty on or after February 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

HUNTINGTON BY THE SEA

Sources and Uses

Sources			Uses
Original loan amount	$75,000,000	100.0%	Loan payoff(1)	$38,091,079	50.8%
			Reserves	125,473	0.2
			Closing costs	825,640	1.1
			Return of equity	35,957,807	47.9
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

(1)	The Huntington by the Sea Property was previously securitized in the BACM 2005-6 transaction.

The Property. The Huntington by the Sea Property is a class A, five star manufactured housing community and recreational vehicle (“RV”) park located on 31.9 acres of beachfront land in Huntington Beach, California, approximately 35 miles south of Los Angeles. Developed in 1963, the Huntington by the Sea Property consists of 306 double-wide pads, 95 RV spaces and premium amenities. Each pad is individually sub-metered for gas and electrical usage. The Huntington by the Sea Property also features four single story buildings: an 8,000 square foot recently renovated clubhouse for the mobile home park; a clubhouse for the RV park; a 1,800 square foot maintenance building; and a 1,600 square foot community laundry building. Additional amenities at the Huntington by the Sea Property include separate gated entrances, a fitness center, a swimming pool, a spa, a meeting room, a children’s play area, and a dog park. The Huntington by the Sea Property features modern infrastructure including paved streets, curbs, gutters, sewers, storm drains, and skirted and set-back homes. The Huntington by the Sea Property features parking for all residents with approximately two spaces per pad. There are 96 borrower-owned mobile homes (31.4% of total pad count), as described and defined below under “Borrower Owned Mobile Homes” section, for which tenants pay a combined monthly rent for use of the pad and the home. A typical Borrower Owned Mobile Home comprises a new pre-fabricated unit with 2 to 4 bedrooms, 2 bathrooms, a roof top deck, and ocean views. RV sites feature widths ranging from 30 to 45 feet and depths ranging from 55 to 65 feet. Each RV space is sub-metered for electricity and includes a poured concrete patio.

The borrower has owned the land on which the property is located for over 70 years and developed the Huntington by the Sea Property in 1963. The Huntington by the Sea Property received periodic renovations throughout the subsequent years. Most recently, from 2011 to 2015, the borrower invested approximately $3.0 million in major capital expenditures, including $2.6 million for the acquisition and renovation of Borrower Owned Mobile Homes and approximately $400,000 for clubhouse renovations. The clubhouse renovations included furniture upgrades, fitness center renovations, new front doors and flooring, and fresh exterior and interior painting. The Huntington by the Sea Property has averaged 96.6% occupancy since 2007 and as of July 15, 2015, the Huntington by the Sea Property was 98.0% occupied.

The following table presents certain information relating to the Huntington by the Sea Property:

Unit Mix Summary(1)

Unit Type	No. of Pads	% of Total Pads	Occupied Pads	Occupancy	Average U/W Monthly Rent per Pad
Residential Pad	210	68.6%	210	100.0%	$1,610
Borrower Owned Mobile Home	93	30.4%	87	93.5%	$2,226
Borrower Owned Mobile Home (Employee)	3	1.0%	3	100.0%	$1,833
Total/Weighted Average	306	100.0%	300	98.0%	$1,800

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Huntington by the Sea Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	7/15/2015(2)
90.8%	95.4%	96.4%	98.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

HUNTINGTON BY THE SEA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Huntington by the Sea Property:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Pad
Base Rent	$5,334,534(1)	$6,032,046(1)	$6,148,527(1)	$6,448,785(1)	78.7%	$21,074
Grossed Up Vacant Space	0	0	0	160,303	2.0	524
Other Income(2)	1,806,274	1,845,392	1,929,577	1,929,577	23.5	6,306
Less Vacancy & Credit Loss	0	0	0	(341,547)(3)	(4.2)	(1,116)
Effective Gross Income	$7,140,808	$7,877,438	$8,078,104	$8,197,119	100.0%	$26,788

Total Operating Expenses	$1,802,666	$1,926,427	$1,969,584	$1,971,993	24.1%	$6,444

Net Operating Income	$5,338,142	$5,951,011	$6,108,520	$6,225,126	75.9%	$20,344
Capital Expenditures	0	0	0	53,550	0.7	175
Net Cash Flow	$5,338,142	$5,951,011	$6,108,520	$6,171,576	75.3%	$20,169

NOI DSCR	1.19x	1.32x	1.36x	1.38x
NCF DSCR	1.19x	1.32x	1.36x	1.37x
NOI DY	7.1%	7.9%	8.1%	8.3%
NCF DY	7.1%	7.9%	8.1%	8.2%

(1)	The Base Rent includes coach income. The increase in Base Rent from 2013 to TTM 6/30/2015 and the U/W Base Rent is attributed to the increase in the number of Borrower Owned Mobile Homes.
(2)	Other Income includes rental income from the 95 recreational vehicle spaces.
(3)	The underwritten economic vacancy is 4.0%. The Huntington by the Sea Property was 98.0% occupied as of July 15, 2015.

Appraisal. As of the appraisal valuation date of June 20, 2015, the Huntington by the Sea Property had an “as-is” appraised value of $117,000,000.

Environmental Matters. According to the Phase I environmental report dated June 17, 2015, there was no evidence of any recognized environmental conditions at the Huntington by the Sea Property.

Market Overview and Competition. The Huntington by the Sea Property is located in Huntington Beach, Orange County, California. Orange County is the sixth most populous county in the United States with a population of approximately 3.0 million (according to the 2010 U.S. Census). Situated along the Pacific Ocean, Orange County features more than 42 miles of coastline and is comprised of 33 cities. As of June 2015, Orange County’s unemployment rate was 4.3%. Major companies, headquartered in Orange County, include: Ingram Micro, Western Digital, Broadcom, Pacific Life, Spectrum Group International, Allergan, and First American Financial Corporation. The Huntington by the Sea Property is located on the west side of Newland Street, just north of Pacific Coast Highway (“PCH”), and within walking distance (approximately 0.2 miles) to the Pacific Ocean. Huntington Beach is situated in the northwestern portion of Orange County. The city is approximately 35 miles southeast of Los Angeles and 95 miles northwest of San Diego. According to the appraisal, the estimated 2015 population within a three mile radius of the Huntington by the Sea Property was approximately 112,154, with an estimated 2015 median household income of $75,173. Primary regional access to the property is provided by the Santa Ana Freeway (I-5), the San Diego Freeway (I-405 and I-5 south of Irvine), and the San Gabriel Freeway (I-605). Public transit is offered primarily by the Orange County Transportation Authority. There is a bus stop directly in front of the Huntington by the Sea Property on PCH. John Wayne Airport is also located in nearby Irvine and is the only commercial service airport in Orange County. There are several neighborhood strip shopping centers and a community center within five miles of the Huntington Beach by the Sea Property. Grocery and retail stores at the shopping centers include Trader Joe’s, Albertson’s, Target, Pavilion’s and Wal-Mart.

The appraiser’s concluded occupancy for the Huntington by the Sea Property was 97.0%, in line with its current occupancy of 98.0% and the competitive set average of 98.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

HUNTINGTON BY THE SEA

The following table presents certain information relating to comparable manufactured housing community properties for the Huntington by the Sea Property:

Competitive Set(1)

	Huntington by the Sea (Subject)	Pacific Mobile Home Park	Cabrillo Mobile Home Park	Huntington Shorecliffs MHP	Rancho Del Rey Mobile Estates	Sea Aira Mobile Home Park	Rancho Huntington
Location	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA	Huntington Beach, CA

Distance from Subject	--	1.6 miles	0.5 miles	1.9 miles	9.2 miles	7.3 miles	4.9 miles

Year Built	1963	1945	1963	1968	1965	1968	1967

Number of Pads	306	256	45	304	379	231	194

Total Occupancy	98%	95%	98%	100%	99%	100%	100%

Average Monthly Rent per Pad	$1,800(2)	$1,700	$2,168	$1,900	$1,180	$1,169	$1,800

(1)	Information obtained from the appraisal.
(2)	The average monthly rent per pad for the Huntington by the Sea Property is the Average U/W Monthly Rent per Pad.

The Borrower. The borrower is Mills HBS, LLC, a California limited liability company and a single purpose entity with a corporate managing member that is a single purpose entity with two independent directors. The borrower is the owner of the leasehold interest and is controlled by Joan R. Wynn, KC Murphy, and Robert M. Johnson, through their capacity as directors of Mills MGT, Inc., the manager of Mills HBS, LLC. Mills Land and Water Company is the owner of the fee simple interest and an affiliate of the borrower and is also controlled by Joan R. Wynn, KC Murphy, and Robert M. Johnson. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Huntington by the Sea Mortgage Loan. Richard Julian and the Amended and Restated South State Trust Dated December 31, 1994 are the guarantors of certain nonrecourse carveouts under the Huntington by the Sea Mortgage Loan.

The Sponsors. The sponsors are Richard Julian and the Amended and Restated South State Trust Dated December 31, 1994. Mr. Julian is a limited partner in Mills HBS, LLC and the president of Advanced Real Estate Services, Inc. (“ARES”), a vertically integrated, full-service real estate firm specializing in multi-family and mobile home park investments and asset management through its affiliate companies, Advanced Management Company and R3 Construction, Inc. ARES’ partnerships own and manage over 7,000 multi-family units in Southern California. Mr. Julian and the Amended and Restated South State Trust Dated December 31, 1994 had an aggregate net worth of approximately $38.4 million and liquidity of $4.3 million, as of July 1, 2014.

Escrows. The loan documents provide for upfront reserves in the amount of $102,260 for real estate taxes, $22,339 for insurance premiums and $875 for deferred maintenance. The loan documents require monthly deposits in amount equal to of one-twelfth of the estimated annual real estate taxes, which currently equates to $12,782, and $4,463 for replacement reserves. The replacement reserve is subject to a cap of $160,650 and a minimum of $80,325; if, at any time during the term of the loan, the balance of the replacement reserve falls below $80,325, monthly deposits will resume until the cap is met. The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the borrower maintains a balance in the insurance reserve subaccount for the payment of insurance premiums equal to three months of the lender’s then existing good faith estimate of the monthly insurance escrow deposit; and (iii) the borrower delivers to the lender evidence reasonably satisfactory to the lender that the insurance premiums have been paid.

Lockbox and Cash Management. The Huntington by the Sea Mortgage Loan is structured with a lender-controlled soft lockbox and springing cash management. The Huntington by the Sea Mortgage Loan requires that the borrower and property manager deposit all rents directly into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain an amortizing debt service coverage ratio of at least 1.10x; or (iii) a mezzanine loan being obtained. A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.15x for six consecutive months; and with respect to clause (iii), upon such mezzanine loan being fully repaid and all collateral therefore being released.

Property Management. The Huntington by the Sea Property is managed by Bessire and Casenhiser, Inc..

Assumption. The borrower has the right to transfer the Huntington by the Sea Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the proposed transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency comfort letter from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

HUNTINGTON BY THE SEA

Free Release. The borrower may obtain a one-time free release of the adjacent vacant land parcel (the “Release Parcel”) provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) the Ground Lease (as defined below) is amended, in such form and upon such terms and conditions as are acceptable to the lender, so as to exclude the Release Parcel from the premises covered by the Ground Lease; (iii) after giving effect to the free release, the debt yield is greater than 7.0%; (iv) after giving effect to the partial release,, the remaining parcel will satisfy all applicable legal requirements and the requirements of all leases affecting the remaining parcel and will not be in violation, in any material respects, of any applicable legal requirements (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements, building and fire code requirements, environmental requirements and wetland requirements) and all necessary variances, if any, shall have been obtained and evidence of the foregoing shall have been delivered to the lender; and (v) the free release is in compliance with REMIC requirements. No value was attributed to the Release Parcel. In addition, the borrower may obtain a release of a Borrower Owned Mobile Home provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) each released mobile home will be promptly demolished or removed from the Huntington by the Sea Property and within ninety days of the date of the release will be replaced by a new mobile home owned by the borrower of at least equivalent value placed on the applicable pad; and (iii) the release is in compliance with REMIC requirements.

Borrower Owned Mobile Homes. Certain of the individual mobile homes located at the Huntington by the Sea Property are owned by the borrower (rather than a third party individual homeowner) (each a “Borrower Owned Mobile Home”). Accordingly, the borrower has pledged its interest in such mobile homes as collateral for the Huntington by the Sea Mortgage Loan (including any mobile homes subsequently acquired by the borrower after the Huntington by the Sea Mortgage Loan closing date). At origination, there were 96 Borrower Owned Mobile Homes, all of which were pledged as collateral for the Huntington by the Sea Mortgage Loan. The borrower is permitted to acquire additional mobile homes, for placement upon any pads at the Huntington by the Sea Property, which will become part of the collateral after compliance with state law requirements without the prior written consent of the lender, provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) the borrower has not incurred any additional indebtedness in connection with the acquisition of such mobile home; (iii) each mobile home shall be a “single-family residence” which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of similar construction to a home that is customarily used at a fixed location; and (iv) each mobile home shall be affixed to the ground with its wheels and axles (if any) removed and connected to all utilities such as gas, water and electric service.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing and following the occurrence of the first completed special transfer (a sale of the Huntington by the Sea Property in its entirety to a special purpose entity with organizational documents containing provisions satisfying the lender’s then–current requirements of a special purpose entity and otherwise acceptable to the lender provided the conditions in the loan documents are met), the borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender; (ii) the combined loan-to-value is not greater than 80.0%; (iii) the underwritten amortizing debt service coverage ratio is not less than 1.10x; and (iv) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Ground Lease. The Huntington by the Sea Mortgage Loan is secured by both the fee and the leasehold. The Huntington by the Sea Property is subject to a ground lease from Mills Land and Water Company, an affiliate of the borrower (the “Ground Lease”). The Ground Lease is dated May 13, 1961 and is scheduled to expire on December 31, 2035. The borrower is subject to an annual ground rent payment which currently equates to $600,000. Commencing on January 1, 2016 and on each anniversary thereafter, the ground rent will be increased annually (but not decreased) by a consumer price index multiple. The borrower is also required to pay a percentage rent of 9.0% of all revenue received from the rental of mobile home and recreational vehicle spaces in excess of the base rent then payable.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Huntington by the Sea Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated June 17, 2015 indicated a probable maximum loss of 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

No. 3 – Yosemite Resorts

Loan Information	Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance(1):	$66,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$65,914,031	Location:	El Portal, CA
% of Initial Pool Balance:	8.1%	Size:	536 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room(1):	$158,376
Borrower Names:	Cedar Lodge SPE LLC; Yosemite View Lodge SPE LLC	Year Built/Renovated:	Various – See Table
Sponsor:	Gerald D. Fischer; Karane Fischer	Title Vesting:	Fee
Mortgage Rate:	4.560%	Property Manager:	Self-managed
Note Date:	September 1, 2015	3rd Most Recent Occupancy (As of):	58.7% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	56.6% (12/31/2013)
Maturity Date:	September 5, 2025	Most Recent Occupancy (As of):	58.5% (12/31/2014)
IO Period:	NAP	Current Occupancy (As of):	62.8% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$9,912,372 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$10,902,384 (12/31/2014)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$11,616,089 (TTM 6/30/2015)
Lockbox Type(2):	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$20,838,801
U/W Expenses:	$9,222,712
U/W NOI:	$11,616,089
U/W NCF:	$10,782,537
U/W NOI DSCR(1):	2.23x
Escrows and Reserves(3):	U/W NCF DSCR(1):	2.07x
U/W NOI Debt Yield(1):	13.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.7%
Taxes	$258,877	$32,360	NAP	As-Is Appraised Value(4):	$122,500,000
Insurance	$137,968	$43,533	NAP	As-Is Appraisal Valuation Date(4):	July 27, 2015
FF&E Reserves	$0	(3)	NAP	Cut-off Date LTV Ratio(1)(4):	69.3%
Seasonality Reserve	$2,710,000	(3)	NAP	LTV Ratio at Maturity or ARD(1)(4):	56.2%

(1)   The Yosemite Resorts Loan Combination (as defined below), which had an original principal balance of $85,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $66,000,000, has an outstanding principal balance of $65,914,031 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS3 Trust. The non-controlling Note A-2 had an original principal balance of $19,000,000, has an outstanding principal balance of $18,975,251 as of the Cut-Off Date and is expected to be securitized in a future transaction. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Yosemite Resorts Loan Combination.

(2)   See “Lockbox and Cash Management” section herein.

(3)   See “Escrows” section.

(4)   The “as-stabilized” Appraised Value is $135,800,000 as of August 1, 2018, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 62.5% and 50.7%, respectively. See “Appraisal” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Yosemite Resorts Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in two full-service hotels located in El Portal, California (the “Yosemite Resorts Properties”). The Yosemite Resorts Loan Combination was originated on September 1, 2015 by Natixis, New York Branch. The Yosemite Resorts Loan Combination had an original principal balance of $85,000,000, has an outstanding principal balance as of the Cut-off Date of $84,889,282 and accrues interest at a rate of 4.560% per annum. The Yosemite Resorts Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Yosemite Resorts Loan Combination matures on September 5, 2025.

Note A-1, which will be contributed to the WFCM 2015-NXS3 Trust, had an original principal balance of $66,000,000, has an outstanding principal balance as of the Cut-off Date of $65,914,031 and represents the controlling interest in the Yosemite Resorts Loan Combination. The non-controlling Note A-2, which had an original principal balance of $19,000,000, is currently held by Natixis Real Estate Capital LLC, and is expected to be contributed to a future trust. The lender provides no assurances that any non-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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YOSEMITE RESORTS

securitized pari passu note will not be split further. See “Description of the Mortgage Pool—Loan Combinations—The Yosemite Resorts Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the Yosemite Resorts Loan Combination in whole, or in part, on any payment date before June 5, 2025. In addition, the Yosemite Resorts Loan Combination is prepayable without penalty on or after June 5, 2025.

Sources and Uses

Sources			Uses
Original loan combination amount	$85,000,000	100.0%	Loan payoff(1)	$60,393,025	71.1%
			Reserves	3,106,845	3.7
			Closing costs	1,229,882	1.4
			Return of equity	20,270,248	23.8
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The Yosemite Resorts Properties were previously securitized in the CMLT 2008-LS1 transaction.

The Properties. The Yosemite Resorts Properties are comprised of two-full service hotels, totaling 536 rooms and located a few miles west of the Yosemite National Park (the “Park”) western boundary and the Arch Rock Entrance to the Park along State Route 140, adjacent to the Merced River in El Portal, California, approximately 187.0 miles west of San Francisco.

Yosemite View Lodge

The Yosemite View Lodge property is an eight building, 327-room full-service hotel located on a 13.4 acre site, adjacent to the Merced River and 2.3 miles west of the Arch Rock Entrance to the Park. Built in 1990, the Yosemite View Lodge property’s guestroom configuration includes 73 king suites, 230 queen/queen suites and 24 suites. Amenities at the Yosemite View Lodge property include two restaurants (River Restaurant & Lounge and Parkside Pizza) and a lounge, 1,200 square feet of meeting space, three outdoor pools, an indoor pool, six outdoor whirlpools, an indoor whirlpool, a lobby workstation, a gift shop and convenience store, a guest laundry room, an arcade and an ATM. The Yosemite View Lodge property also features 312 surface parking spaces, reflecting a parking ratio of 1.0 space per room. The borrower commenced a renovation program in 2013 to refresh public areas and guestrooms, including replacement of soft goods (bedding, carpets), bathrooms and countertops. Thus far in 2015, the lobby and store areas were completely renovated, and 70 guestrooms received new stone countertops for the kitchenettes, dressers, tables, and nightstands.

Yosemite Cedar Lodge

The Yosemite Cedar Lodge property is an eight building, 209-room full-service hotel located on a 29.2 acre site, adjacent to the Merced River and 8.2 miles west of the Arch Rock Entrance to the Park. Built in 1984, the Yosemite View Lodge property’s guestroom configuration includes 39 king suites, 151 queen/queen suites, 17 hospitality suites and 2 two-bedroom suites. Amenities at the Yosemite Cedar Lodge property include two restaurants (Cedar House Restaurant and Canyon Bar & Grill) and a lounge, a 3,200 square feet of meeting space, two outdoor pools, an indoor pool, an outdoor whirlpool, an indoor whirlpool, a lobby workstation, a gift shop and convenience store and a beach and picnic area. The Yosemite Cedar Lodge property also features 259 surface parking spaces, reflecting a parking ratio of 1.2 spaces per room. The borrower has spent approximately $295,000 ($1,411 per room) in capital improvements since 2013. In 2013, one building was re-roofed and numerous decks, siding, and windows were repaired. In 2014 and 2015, some of the wood siding was replaced and buildings were painted. In addition, 58 guestrooms received new granite countertops. In 2016, the borrower plans to remodel the lobby, replace two roofs, add design elements to the gables, resurface the swimming pool and whirlpool, and repair and seal 40% of the driveway and parking area. In 2017, the borrower plans to replace the existing countertops with granite countertops in 36 guestrooms, enclose a staircase in one of the buildings, and repair and seal 30% of the driveway and parking area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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YOSEMITE RESORTS

The following table presents certain information relating to the Yosemite Resorts Properties:

Property Name – Location	Property Sub-Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value	Allocated Cut-Off Date LTV
Yosemite View Lodge	Full-service	$48,078,469	72.9%	327	$189,355	1990/2015	$89,100,000	69.5%
Yosemite Cedar Lodge	Full-service	$17,835,561	27.1%	209	$109,905	1984/2015	$33,400,000	68.8%
Total/Weighted Average		$65,914,031	100.0%	536	$158,376		$122,500,000	69.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Yosemite Resorts Properties:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	56.6%	58.5%	62.8%	62.8%
ADR	$152.33	$159.98	$157.12	$157.12
RevPAR	$86.19	$93.56	$98.59	$98.59

Total Revenue	$18,074,638	$19,661,390	$20,838,801	$20,838,801	100.0%	$38,878
Total Department Expenses	3,929,752	4,382,066	4,695,647	4,695,647	22.5	8,761
Gross Operating Profit	$14,144,886	$15,279,324	$16,143,154	$16,143,154	77.5%	$30,118

Total Undistributed Expenses	3,542,227	3,645,207	3,815,590	3,815,590	18.3	7,119
Profit Before Fixed Charges	$10,602,659	$11,634,117	$12,327,564	$12,327,564	59.2%	$22,999

Total Fixed Charges	690,287	731,733	711,475	711,475	3.4	1,327

Net Operating Income	$9,912,372	$10,902,384	$11,616,089	$11,616,089	55.7%	$21,672
FF&E	0	0	0	833,552	4.0	1,555
Net Cash Flow	$9,912,372	$10,902,384	$11,616,089	$10,782,537	51.7%	$20,117

NOI DSCR(1)	1.90x	2.09x	2.23x	2.23x
NCF DSCR(1)	1.90x	2.09x	2.23x	2.07x
NOI DY(1)	11.7%	12.8%	13.7%	13.7%
NCF DY(1)	11.7%	12.8%	13.7%	12.7%

(1)	Based on the Yosemite Resorts Loan Combination.

Appraisal. As of the appraisal valuation date of July 27, 2015, the Yosemite Resorts Properties had an “as-is” appraised value of $122,500,000 and an “as-stabilized” value of $135,800,000 with an “as-stabilized” date of August 1, 2018, following the completion of the capital expenditure program.

Environmental Matters. According to the Phase I environmental site assessment dated August 7, 2015, there was no evidence of any recognized environmental conditions at the Yosemite Resorts Properties.

Market Overview and Competition. The Yosemite Resorts Properties are located less than 5.9 miles from each other, west of the Park’s western boundary and Arch Rock Entrance along State Route 140 along the Merced River in El Portal, Mariposa County, California. The Yosemite Resorts Properties are two of the closest hotels to the Park’s Arch Rock Entrance (2.3 and 8.2 miles from the Arch Rock Entrance for Yosemite View Lodge and Yosemite Cedar Lodge, respectively). The Yosemite Resorts Properties are located on State Route 140, the only year-round entrance to Yosemite National Park, and approximately 30 miles southeast of Mariposa, the nearest city. The Yosemite Resorts Properties are served by the Fresno Yosemite National Airport, which is located approximately 55 miles south. The Yosemite Resorts Properties are also served by the Sacramento International Airport, located approximately 179 miles to the northwest, and the Norman Y. Mineta San Jose International Airport, located approximately 178 miles to the west. The area is largely undeveloped with nearly all of the land in and around El Portal being part of the Yosemite National Forest. In addition to the Yosemite Resorts Properties, other facilities in El Portal include an RV camp site, a small school, a post office, and a grocery store.

The Park is the largest economic driver for Mariposa County. The two largest employers related to the Park are the National Park Service (the “NPS”) and Delaware North. In 2015, the NPS estimated 1,200 employees in the summer and 800 in the winter, while Delaware North employees totaled an estimated 1,700 in the summer and 800 in the winter. In 2014, the NPS estimated that visitors to the Park spent almost $405.0 million at businesses within the Park and in nearby “gateway” communities. The nearly 1,200-mile park was established in 1890 and features waterfalls, deep valleys, grand meadows, ancient giant sequoias, and thousands of varieties of plants and wildlife. The Park is a popular destination for recreational activities such as hiking, camping, biking, rock climbing, rafting, zip lining, horseback riding, fishing, and learning about the history of the area. In 1984, the Park was

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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YOSEMITE RESORTS

designated a World Heritage Site. Since 2005, the Park has had an annual visitation ranging from approximately 3.2 million to 4.0 million. There are five entrances to the Park. The Arch Rock Entrance is the only designated all-weather entrance to the Park, and represents 25.0% of the annual visitor counts. As a result, State Route 140 is the primary entrance to the Park during the inclement winter months. Development opportunities in Yosemite and much of the surrounding areas are limited. The federal government has restricted the supply of lodging and other development within the Park and most of the area surrounding the Park is U. S. National Forest.

The following tables present certain information relating to the Yosemite Resorts Properties’ competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Yosemite View Lodge

	Competitive Set			Yosemite View Lodge			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Estimated 2014	72.5%	$220.05	$159.63	61.1%	$169.62	$103.66	84.2%	77.1%	64.9%
Estimated 2013	70.3%	$214.98	$151.21	58.0%	$161.81	$93.86	82.5%	75.3%	62.1%
Estimated 2012	71.9%	$209.08	$150.27	59.9%	$158.22	$94.70	83.3%	75.7%	63.0%
(1)	Information obtained from the appraiser. The competitive set includes the following hotels: Yosemite Cedar Lodge, Tenaya Lodge, Yosemite Lodge, Ahwahnee Hotel, Best Western Yosemite Way Station and Comfort Inn Mariposa. Two hotels in the competitive set (Ahwahnee Hotel and Yosemite Lodge) totaling 368 rooms are located in the Park and are owned by the NPS; they operate at a price point significantly higher than the Yosemite View Lodge.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Yosemite Cedar Lodge

	Competitive Set			Yosemite Cedar Lodge			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Estimated 2014	72.5%	$220.05	$159.63	53.7%	$144.89	$77.75	74.0%	65.8%	48.7%
Estimated 2013	70.3%	$214.98	$151.21	53.9%	$137.51	$74.18	76.7%	64.0%	49.1%
Estimated 2012	71.9%	$209.06	$150.32	57.0%	$125.26	$71.38	79.3%	59.9%	47.5%
(1)	Information obtained from the appraiser. The competitive set includes the following hotels: Yosemite View Lodge, Tenaya Lodge, Yosemite Lodge, Ahwahnee Hotel, Best Western Yosemite Way Station and Comfort Inn Mariposa. Two hotels in the competitive set (Ahwahnee Hotel and Yosemite Lodge) totaling 368 rooms are located in the Park and are owned by the NPS; they operate at a price point significantly higher than the Yosemite Cedar Lodge.

The Borrowers. The borrowers are Cedar Lodge SPE LLC and Yosemite View Lodge SPE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Yosemite Resorts Loan Combination. Gerald D. Fischer and Karane Fischer are the guarantors of certain nonrecourse carveouts under the Yosemite Resorts Loan Combination.

The Sponsors. The sponsors are Gerald D. Fischer, the chief executive officer of Yosemite Resorts and his wife, Karane Fischer. Mr. Fischer has owned the Yosemite View Lodge since 1977 and the Yosemite Cedar Lodge since 1979. Yosemite Resorts is a privately held, family owned company which owns several hotels, a real property development company, farming operations, a lending platform, and a management company that manages various rental properties located in several states. The Fischer family has owned and operated hotels for 37 years, beginning with one hotel property containing twelve rooms in 1977. The company currently owns the Yosemite Resorts Properties along with eight other hotels totaling 1,123 rooms and several other real estate investments around the United States. In particular the company owns the Best Western and the Yosemite Miners Inn, located in Mariposa, California, the nearest city to the Park’s Arch Rock Entrance. As of December 31, 2014, Mr. Fischer and Karane Fischer have a combined net worth of $8,600,000 and liquidity of $929,800.

Escrows. The loan documents provide upfront reserves of $258,877 for real estate taxes, $137,968 for insurance premiums and $2,710,000 for the seasonality reserve. The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $32,360, one-twelfth of the estimated annual insurance premiums, which currently equates to $43,533, and one-twelfth of 4.0% of the gross revenues generated by the Yosemite Resorts Properties for the prior calendar year for FF&E reserves. The loan documents require deposits into the seasonality reserve of $390,000 on each payment date occurring in June, $730,000 in July, $850,000 in August, $740,000 in September and $490,000 in October, commencing on the first payment date. For so long as no event of default has occurred and is continuing and until the Yosemite Resorts Loan Combination has been repaid in full, the lender will advance from the seasonality reserve an amount equal to $260,000 in November, $570,000 in December, $400,000 on each payment date occurring in January, $630,000 in February, $620,000 in March, $550,000 in April and $170,000 on each payment date occurring in May, to the extent there are sufficient funds on deposit in the seasonality reserve. Such advances may be increased and/or decreased from time to time by the lender in such amount as the lender will deem to be necessary in its reasonable discretion to reflect any anticipated decreases and/or increases in net operating income.

Lockbox and Cash Management. The Yosemite Resorts Loan Combination is structured with a lender controlled soft (springing hard) lockbox with respect to rents derived from leases (for the food and beverage operators at the Yosemite Resorts Properties) and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

YOSEMITE RESORTS

a hard lockbox with respect to credit card payments and springing cash management. The Yosemite Resorts Loan Combination requires all rents from tenants to be collected by the borrowers or the manager and deposited into the lockbox account. All credit card payments are to be transmitted directly to the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrowers’ operating account. During a Cash Management Period, the tenants under the leases will commence transmitting rents directly to the lockbox account and all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default under the loan documents or (ii) the failure by the borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x. A Cash Management Period will end with respect to clause (i) above, upon the cure of such event of default and with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.25x for three consecutive months.

Property Management. The Yosemite Resorts Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer the Yosemite Resorts Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing under the loan documents; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove of the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates and similar confirmations from each rating agency rating securities backed by any of the Yosemite Resorts Companion Loans.

Partial Release. Following the lockout period, and prior to June 5, 2025, either borrower may obtain the release of any individual property upon a third-party sale of such property, provided that certain requirements set forth in the loan agreement are satisfied, including: that the Yosemite Resorts Loan Combination is partially defeased in an amount equal to the greater of (i) 120% of the allocated loan amount for the property being sold, (ii) 90% of the net sales proceeds from the property being sold or (iii) an amount such that after giving effect to such release, (a) the debt service coverage ratio for the remaining property will be no less than the greater of (x) the debt service coverage ratio for both properties immediately preceding such release and (y) 1.89x, and (b) the loan to value ratio will not be greater than the lesser of (x) 69.6% and (y) the loan-to-value ratio for both properties prior to such release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Yosemite Resorts Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated August 7, 2015 indicated a probable maximum loss of 8.0% of Yosemite View Lodge and 7.0% for the Yosemite Cedar Lodge.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

No. 4 – Northline Commons

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$65,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$65,000,000			Location:	Houston, TX
% of Initial Pool Balance:	8.0%			Size(2):	445,140 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$146.02
Borrower Name:	Northline Commons, LLC			Year Built/Renovated:	2007/NAP
Sponsors:	North American Development Group, Inc.; The Public Sector Pension Investment Board			Title Vesting:	Fee
Mortgage Rate:	4.600%			Property Manager:	Self-managed
Note Date:	September 11, 2015			3rd Most Recent Occupancy (As of):	87.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.4% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	87.2% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(2):	89.5% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$5,343,432 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,275,145 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(3):	$5,350,667 (TTM 7/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$10,069,171
Additional Debt Type:	NAP			U/W Expenses:	$3,903,185
				U/W NOI(3):	$6,165,185
Escrows and Reserves(1):				U/W NCF(3):	$5,805,581
				U/W NOI DSCR:	2.03x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.91x
Taxes	$1,409,139	$156,571	NAP	U/W NOI Debt Yield:	9.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.9%
Replacement Reserves	$0	$7,874	NAP	As-Is Appraised Value(4):	$98,200,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	August 2, 2015
Tenant Specific TI/LC Reserve	$927,457	$0	NAP	Cut-off Date LTV Ratio(4):	66.2%
Rent Concession Reserve	$225,000	$0	NAP	LTV Ratio at Maturity or ARD(4):	66.2%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section. Current occupancy includes three tenants totaling 7,400 square feet (1.7% of net rentable area) who are not yet in occupancy. Current occupancy excluding these tenants is 87.8%.

(3)	See “Cash Flow Analysis” section.

(4)	The appraiser concluded to an “as-stabilized” value of $106,800,000 based on an “as-stabilized” valuation date of April 1, 2017. The “as-stabilized” value is primarily based on a stabilized occupancy of 95.0%. The “as-stabilized” Cut-off Date LTV Ratio and LTV Ratio at Maturity are each 60.9%.

The Mortgage Loan. The mortgage loan (the “Northline Commons Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Houston, Texas (the “Northline Commons Property”). The Northline Commons Mortgage Loan was originated on September 11, 2015 by Wells Fargo Bank, National Association. The Northline Commons Mortgage Loan had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and accrues interest at an interest rate of 4.600% per annum. The Northline Commons Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Northline Commons Mortgage Loan. The Northline Commons Mortgage Loan matures on September 11, 2025.

Following the lockout period, the borrower has the right to defease the Northline Commons Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before March 11, 2025. In addition, the Northline Commons Mortgage Loan is prepayable without penalty on or after March 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

NORTHLINE COMMONS

Sources and Uses

Sources			Uses
Original loan amount	$65,000,000	100.0%	Loan payoff(1)	$52,563,799	80.9%
			Reserves	1,152,457	1.8
			Closing costs	1,837,506	2.8
			Return of equity	9,446,238	14.5
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	The Northline Commons Mortgage Loan is a refinance of a prior Wells Fargo balance sheet loan.

The Property. The Northline Commons Property is comprised of a 13-building anchored retail center totaling 445,140 square feet located 5.7 miles north of the central business district of Houston, Texas. Originally built in 2007 as part of the redevelopment of an enclosed regional mall, the Northline Commons Property is situated on a 44.1-acre site located adjacent to and has good visibility from Interstate 45, which provides direct access to George Bush Intercontinental Airport, Hobby Airport, The Woodlands and the Houston central business district. The Northline Commons Property is shadow anchored by a 205,000 square foot Walmart Supercenter (not part of collateral) that opened in October 2010 and is anchored by Conn’s, Burlington Coat Factory, Ross Dress for Less, Marshall’s and Palais Royal, which are all located in the main building on the western border of the Northline Commons Property. The remaining inline tenants are located in various buildings between the anchor tenants and Walmart. There are also six restaurant tenants which are on ground leases and own their own improvements totaling 27,303 square feet (which has been excluded from the total square footage for the Northline Commons Property). Parking at the Northline Commons Property is provided via 2,010 surface parking spaces resulting in a parking ratio of 4.5 spaces per 1,000 square feet of net rentable area. Further, for the 22 comparable tenants reporting sales for 2013 and 2014, sales have increased from $46.0 million in 2013 to $47.9 million in 2014, an approximate 4.1% increase, with an average occupancy cost of 11.0% (down from 11.4% in 2013). As of June 30, 2015, the Northline Commons Property was 89.5% leased and 87.8% physically occupied by 54 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

NORTHLINE COMMONS

The following table presents certain information relating to the tenancy at the Northline Commons Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
WalMart Supercenter	AA/Aa2/AA	205,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Conn’s	NR/Ba3/B	42,697	9.6%	$12.96	$553,277	8.3%	NAV	NAV	8/31/2025(4)
Burlington Coat Factory	NR/NR/B+	66,417	14.9%	$7.50	$498,128	7.4%	$164	9.1%	1/31/2022(5)
Ross Dress For Less	NR/A3/A-	29,990	6.7%	$11.00	$329,890	4.9%	NAV	NAV	1/31/2020(6)
Marshalls	NR/A2/A+	28,105	6.3%	$10.04	$282,174	4.2%	$227	7.7%	8/31/2018(7)
Palais Royal	NR/NR/NR	30,000	6.7%	$8.50	$255,000	3.8%	$132(8)	12.0%(8)	12/31/2017(9)
Total Anchor Tenant – Collateral		197,209	4.3%	$9.73	$1,918,469	28.7%

Major Tenants – Collateral
The Work Source	NR/NR/NR	17,000	3.8%	$17.60	$299,200	4.5%	NAV	NAV	4/13/2019
Chuck E. Cheese’s	NR/NR/NR	15,856	3.6%	$17.60	$279,066	4.2%	$163(10)	15.4%(10)	11/30/2035
Foot Locker	NR/Ba1/BB+	7,000	1.6%	$30.80	$215,600	3.2%	$894	6.8%	1/31/2018
China Star Chinese Buffet	NR/NR/NR	8,400	1.9%	$21.60	$181,440	2.7%	NAV	NAV	7/31/2019
Total Major Tenants – Collateral		48,256	10.8%	$20.21	$975,306	14.6%

Non-Major Tenants – Collateral(11)		152,766	34.3%	$24.83	$3,793,229	56.7%

Occupied Collateral Total(11)		398,231	9.5%	$16.79	$6,687,004	100.0%

Vacant Space		46,909	10.5%

Collateral Total		445,140	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through September 2016, totaling $89,785.

(3)	Sales and occupancy costs are for the trailing 12-month period ending May 31, 2015, unless otherwise noted.

(4)	Conn’s has three, five-year lease renewal options.

(5)	Burlington Coat Factory has four, five-year lease renewal options.

(6)	Ross Dress for Less has four, five-year lease renewal options.

(7)	Marshalls has four, five-year lease renewal options.

(8)	Sales PSF and occupancy cost are based on the on the trailing 12-month period ending December 31, 2014.

(9)	Palais Royal has two, five-year lease renewal options.

(10)	Sales PSF and occupancy cost are based on the on the trailing 12-month period ending April 30, 2015.

(11)	Includes rent from six restaurant tenants which are on ground leases and own their own improvements totaling 27,303 square feet (square footage has been excluded from the total square footage for the Northline Commons Property). Non-Major Tenants – Collateral and Occupied Collateral Total Annual U/W Base Rent PSF excluding this income are $21.81 and $15.63, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

NORTHLINE COMMONS

The following table presents certain information relating to the historical sales and occupancy costs at the Northline Commons Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	TTM 5/31/2015	Current Occupancy Cost
Burlington Coat Factory	$139	$163	$164	9.1%
Marshalls	$223	$214	$227	7.7%
Palais Royal	$142	$132	NAV	12.0%
Chuck E. Cheese’s	$156	$162	$163(2)	15.4%(2)
Melrose	$185	$205	$205	9.7%
Rainbow	$107	$131	$131	18.7%
Foot Locker	$836	$867	$894	6.8%

Total Comparable Sales PSF(3)	$220	$229	$233(5)
Occupancy Costs(3)(4)	11.4%	11.0%	10.8%(5)

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above along with tenants less than 7,000 square feet.

(2)	Sales are based on the trailing 12-month period ending April 30, 2015.

(3)	Represents the 22 tenants, comprising approximately 208,838 square feet (46.9% of net rentable area) that reported at least two full prior years of comparable sales.

(4)	Occupancy costs are based on the Annual U/W Base Rent and reimbursements, percentage rent and historical sales.

(5)	Four tenants did not report trailing 12-month sales figures, thus the year-end 2014 sales have been used for those tenants.

The following table presents certain information relating to the lease rollover schedule at the Northline Commons Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	1,200	0.3%	1,200	0.3%	$16,200	$13.50
2016	0	0	0.0%	1,200	0.3%	$0	$0.00
2017	10	48,020	10.8%	49,220	11.1%	$765,839	$15.95(3)
2018	6	53,465	12.0%	102,685	23.1%	$946,712	$17.71
2019	9	65,792	14.8%	168,477	37.8%	$1,104,011	$16.78
2020	9	53,601	12.0%	222,078	49.9%	$988,399	$18.44
2021	4	11,420	2.6%	233,498	52.5%	$273,166	$23.92
2022	2	71,117	16.0%	304,615	68.4%	$545,128	$7.67
2023	1	6,800	1.5%	311,415	70.0%	$136,000	$20.00
2024	1	5,040	1.1%	316,455	71.1%	$140,000	$27.78
2025	8	59,420	13.3%	375,875	84.4%	$1,086,432	$18.28(3)
Thereafter	6	22,356	5.0%	398,231	89.5%	$685,117	$50.65(3)
Vacant	0	46,909	10.5%	445,140	100.0%	$0	$0.00
Total/Weighted Average	57	445,140	100.0%			$6,687,004	$16.79(3)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space and includes rent attributed to six restaurant tenants which are on a ground lease and own their own improvements. They were excluded from the total square footage for the Northline Commons Property.

The following table presents historical occupancy percentages at the Northline Commons Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/30/2015(2)
87.0%	85.4%	87.2%	89.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll. Current occupancy includes three tenants totaling 7,400 square feet (1.7% of net rentable area) who are not yet in occupancy. Current occupancy excluding these tenants is 87.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

NORTHLINE COMMONS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Northline Commons Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,989,841	$6,071,409	$6,106,473	$6,687,004(1)	66.4%	$15.02
Grossed Up Vacant Space	0	0	0	949,416	9.4	2.13
Percentage Rent	190,211	214,852	214,852	217,502	2.2	0.49
Total Reimbursables	2,554,268	2,861,307	2,952,262	3,153,864	31.3	7.09
Other Income	20,631	11,100	10,800	10,800	0.1	0.02
Less Vacancy & Credit Loss	(13,148)	(32,599)	(32,599)	(949,416)(2)	(9.4)	(2.13)
Effective Gross Income	$8,741,802	$9,126,069	$9,251,788(3)	$10,069,171(3)	100.0%	$22.62

Total Operating Expenses	$3,398,370	$3,850,924	$3,901,121	$3,903,985	38.8%	$8.77

Net Operating Income	$5,343,432	$5,275,145	$5,350,667	$6,165,185	61.2%	$13.85
TI/LC	0	0	0	270,576	2.7	0.61
Capital Expenditures	0	0	0	89,028	0.9	0.20
Net Cash Flow	$5,343,432	$5,275,145	$5,350,667	$5,085,581	50.5%	$11.42

NOI DSCR	1.76x	1.74x	1.76x	2.03x
NCF DSCR	1.76x	1.74x	1.76x	1.91x
NOI DY	8.2%	8.1%	8.2%	9.5%
NCF DY	8.2%	8.1%	8.2%	8.9%

(1)	U/W Base Rent includes contractual rent increases through September 2016 totaling $89,785.

(2)	The underwritten economic vacancy is 12.4%. The Northline Commons Property was 89.5% leased and 87.8% physically occupied as of June 30, 2015.

(3)	The increase from trailing 12-month July 31, 2015 Effective Gross Income to Underwritten Effective Gross Income is due to tenant expansions and new leasing activity totaling approximately 25,483 square feet (5.7% of net rentable area), along with contractual rent increases.

Appraisal. As of the appraisal valuation date of May 29, 2015, the Northline Commons Property had an “as-is” appraised value of $92,000,000. The appraiser also concluded to an “as-stabilized” value of $106,800,000 with an “as-stabilized” valuation date of April 1, 2017. The “as-stabilized” value is primarily based on a stabilized occupancy of 95.0%.

Environmental Matters. According to the Phase I environmental assessment dated July 24, 2015, there was no evidence of any recognized environmental conditions at the Northline Commons Property.

Market Overview and Competition. The Northline Commons Property is located along the North Freeway (Interstate 45), Houston’s primary north-south artery, approximately 5.7 miles north of the central business district of Houston, Texas and 12.7 miles southwest of George Bush Intercontinental Airport. The Northline Commons Property is located at the intersection of the North Freeway and East Crosstimbers Street. Approximately 22,835 cars travel past Northline Commons along East Crosstimbers Street and approximately 222,400 cars travel past Northline Commons along North Freeway daily. Further, the Northline Commons Property is located adjacent to the Metro Northline (Houston’s light rail system) stop at Houston Community College’s (“HCC”) Northeast - Northline campus. Home to the Automotive Technology Training Center, the HCC Northeast – Northline campus is a 14-acre campus that provides significant traffic to Northline Commons and the surrounding area. HCC is the fourth-largest community college system in the United States with over 55,000 students. A $23.5 million bond was approved in 2013 that will add over 48,000 square feet of space to the existing Northline campus, along with a 466-space parking garage. Construction is projected to be completed in November 2016.

The estimated 2015 population within a three- and five-mile radius (the Northline Commons Property’s primary trade area) of the Northline Commons Property was 148,007 and 361,800, respectively, and the average household income within the same three- and five-mile radii was $55,300 and $61,244, respectively. Population is expected to increase 1.4% per year over the next five years in the five-mile radius trade area. According to the appraisal, the Northline Commons Property is located in Houston’s Near North retail submarket. The Near North retail submarket contains a total inventory of 833 buildings containing 11.2 million square feet of retail space with a vacancy rate of 3.8% as of the second quarter 2015, which is down from 4.7% as of year-end 2012. The appraiser concluded to a blended market rent of $17.59 per square foot, on a triple-net basis, approximately 4.8% above the Northline Commons Property’s weighted average rent of $16.79 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

NORTHLINE COMMONS

The following table presents certain information relating to some comparable retail properties for the Northline Commons Property:

Competitive Set(1)

	Northline Commons (Subject)	Northtown Plaza	Northeast Marketplace	Oak Forest Shopping Center	Garden Oaks Shopping Center	Little York Plaza Shopping Center
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance from Subject	--	1.1 miles	8.2 miles	3.4 miles	4.0 miles	7.3 miles
Property Type	Anchored Retail	Community Center	Community Center	Community Center	Neighborhood Center	Community Center
Year Built/Renovated	2007/NAP	1960/1990	2004/NAP	1956/1991	1956/NAP	1968/1997
Anchor Tenants	Conn’s, Burlington Coat Factory, Ross Dress for Less, Marshall’s, Palais Royal	Big Lots, Falles Paredes, Anna’s Linens, CVS	Ross Dress for Less, Office Depot, Home Depot	Kroger, Ross Dress for Less	Blast Fitness	Sellers Brothers Food Mart, American Thrift
Total GLA	445,140 SF	198,923 SF	229,478 SF	184,975 SF	95,046 SF	117,786 SF
Total Occupancy	90%	100%	100%	99%	88%	100%

(1)	Information obtained from the appraisal, third party market research reports and underwritten rent roll.

The Borrower. The borrower is Northline Commons, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northline Commons Mortgage Loan. NADG U.S. Core Plus Acquisition Fund (U.S.) L.P. and NADG U.S. Core Plus Acquisition Fund (Canadian) L.P., the joint-venture affiliates of North American Development Group, Inc. (“NADG”), and The Public Sector Pension Investment Board (“PSP Investments”), are the guarantors of certain nonrecourse carveouts under the Northline Commons Mortgage Loan.

The Sponsors. The sponsors NADG and PSP Investments. NADG is a real estate and development company that owns over 14 million gross leasable square feet of shopping center space in the United States and Canada with an additional 4.0 million square feet of shopping center space in development or pre-development. Since 2010, NADG has acquired 31 retail properties comprising over 4.0 million square feet of existing or to-be-developed space. NADG operates via 12 offices across North America, consisting of seven in the United States and five in Canada, and a team of over 150 real estate professionals. PSP Investments is one of Canada’s largest pension investment managers, with $112.0 billion of assets under management as of March 31, 2015. PSP Investments invests funds for the pension plans of the Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Reserve Force.

Escrows. The loan documents provide for upfront reserves of $1,409,139 for real estate taxes, $225,000 for rent concessions related to Son Mis Taco ($175,000), Kids Foot Locker ($25,000) and Rue 21 ($25,000) and $927,457 for outstanding tenant improvement obligations related to Conn’s ($475,320), Image Shots ($146,377), Son Mis Taco ($115,500), Northline Nails ($36,260) and Kids Foot Locker ($24,000). Ongoing monthly reserves are required in an amount equal to $156,571 for real estate taxes and $7,874 for replacement reserves. Ongoing monthly reserves in an amount equal to $29,528 (subject to a cap of $1,000,000) for tenant improvements and leasing commissions are suspended as long as (i) no event of default has occurred and is continuing; (ii) the debt yield is at least 7.70%; (iii) the debt service coverage ratio is at least 1.70x; and (iv) physical occupancy is at least 84.0%. In the event of one of the following, monthly TI/LC reserves will continue and will be uncapped: (i) an event of default has occurred and is continuing; (ii) the debt yield falls below 7.10%; (iii) the debt service coverage ratio falls below 1.55x; and (iv) physical occupancy falls below 80.0%. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Northline Commons Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The Northline Commons Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt yield being less than 7.10% at the end of any calendar quarter; or (iii) the debt service coverage ratio being less than 1.55x at the end of any calendar quarter. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt yield being equal to or greater than 7.10% for two consecutive calendar quarters; and with regard to clause (iii), upon the debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters.

Property Management. The Northline Commons Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Northline Commons Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

NORTHLINE COMMONS

taking into consideration such transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the six ground-leased restaurant parcels (totaling 27,303 square feet which has been excluded from the total square footage for the Northline Commons Property) in connection with a partial defeasance, subject to certain conditions including: (i) no event of default has occurred and is continuing; (ii) partial defeasance equal to the greater of (a) 100% of the net sales proceeds or (b) an amount that would result in the satisfaction of the criteria in clauses (iii), (iv) and (v) below; (iii) the loan-to-value with respect to the remaining Northline Commons Property will be no less than the lesser of (x) the loan-to-value ratio immediately prior to the release or (y) 69.4%; (iv) the debt service coverage ratio with respect to the remaining Northline Commons Property will be no less than 2.00x; (v) the debt yield with respect to the remaining Northline Commons Property will be no less than 8.75%; and (vi) if required by the lender, receipt of rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Free Release. The borrower is permitted to obtain the release of two unimproved parcels, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) evidence that the release parcel has been legally subdivided and that the remaining Northline Commons Property will constitute one or more separate legal tax lot(s); (ii) evidence that the remaining Northline Commons Property will be in compliance with all applicable legal and zoning requirements; and (iii) the loan to value ratio for the remaining Northline Commons Property is in compliance with all REMIC requirements. No value was attributed to either parcel in the appraisal.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Northline Commons Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

No. 5 – Hilton Nashville

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$49,877,353			Location:	Nashville, TN
% of Initial Pool Balance:	6.1%			Size:	330 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$377,859
Borrower Name:	Nashville Downtown Hotel, LLC			Year Built/Renovated:	2000/2014
Sponsor:	Jeffrey Soffer			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Self-managed
Note Date:	July 22, 2015			3rd Most Recent Occupancy (As of):	78.8% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	79.2% (7/31/2013)
Maturity Date:	August 11, 2025			Most Recent Occupancy (As of)(3):	69.0% (7/31/2014)
IO Period:	None			Current Occupancy (As of):	83.3% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$9,300,229 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$13,178,443 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$14,518,715 (TTM 6/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$36,342,258
				U/W Expenses:	$21,356,779
				U/W NOI:	$14,985,479
				U/W NCF:	$13,531,789
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.94x
				U/W NCF DSCR(1):	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.0%
Taxes	$651,449	$108,575	NAP	U/W NCF Debt Yield(1):	10.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$192,000,000
FF&E Reserve	$0	$121,141	NAP	As-Is Appraisal Valuation Date:	June 16, 2015
Condominium Reserve	$19,959	Springing	NAP	Cut-off Date LTV Ratio(1):	64.9%
Parking Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	52.9%

(1)	The Hilton Nashville Loan Combination, with an original principal balance totaling $125,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $49,877,353 and will be contributed to the WFCM 2015-NXS3 Trust. The controlling Note A-1 had an original balance of $75,000,000 and was contributed to the CGCMT 2015-P1 Trust. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Hilton Nashville Loan Combination.
(2)	See “Escrows” section.
(3)	The Hilton Nashville Property was under renovation from July 2013 to November 2014.

The Mortgage Loan. The mortgage loan (the “Hilton Nashville Loan Combination”) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a full service hotel located in Nashville, Tennessee (the “Hilton Nashville Property”). The Hilton Nashville Loan Combination was originated on July 22, 2015 by Wells Fargo Bank, National Association. The Hilton Nashville Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $124,693,383 and accrues interest at an interest rate of 4.620% per annum. The Hilton Nashville Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Hilton Nashville Loan Combination matures on August 11, 2025. See “Description of the Mortgage Pool—Loan Combinations—The Hilton Nashville Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

The non-controlling Note A-2 will be contributed to the WFCM 2015-NXS3 Trust, had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $49,877,353. Note A-1 (the “Hilton Nashville Companion Loan”), which was contributed to the CGCMT 2015-P1 Trust, had an original principal balance of $75,000,000 and represents the controlling interest in the Hilton Nashville Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

HILTON NASHVILLE

Following the lockout period, the borrower has the right to defease the Hilton Nashville Loan Combination in whole, but not in part, on any date before May 11, 2025. In addition, the Hilton Nashville Loan Combination is prepayable without penalty on or after May 11, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$125,000,000	100.0%	Loan payoff(1)	$72,629,834	58.1%
			Reserves	671,408	0.5
			Closing costs	1,113,554	0.9
			Return of equity	50,585,204	40.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The Hilton Nashville Property was previously securitized in the UBS 2012-C1 transaction.

The Property. The Hilton Nashville Property is a 12-story, 330-room full-service hotel located in the central business district of Nashville, Tennessee. Built in 2000 and extensively renovated in 2013 and 2014, the Hilton Nashville Property offers five restaurants and bars, approximately 16,000 square feet of meeting space, a fitness center, a business center and a sundry store. According to the appraisal, the 2013/2014 renovations totaled approximately $34.7 million and included full guestroom renovations ($10.5 million; $31,818 per room); new furniture, fixtures and equipment ($10.3 million); construction of the Trattoria Il Mulino restaurant ($5.8 million); lobby and front desk renovations ($4.5 million); roof and skylight replacement ($1.2 million); updates to the meeting facilities, executive lounge and fitness center ($1.1 million); exterior painting and re-caulking ($640,000); and replacement of the HVAC system ($515,000). The Hilton Nashville Property is an all-suite hotel and offers 187 king guestrooms, 141 double queen guestrooms and two presidential suites. Food and beverage outlets at the Hilton Nashville Property include Trattoria Il Mulino (opened for business in March 2015 and is the 13th location of the New York-based Il Mulino Italian restaurant), The Palm (upscale steakhouse), Market Street Restaurant (breakfast-only venue offering a la carte and buffet service), The Parkview Café (centrally-located lobby restaurant offering food and cocktail service) and The Executive Lounge (newly-renovated 2,000-square-foot lounge located on the lobby level). Meeting space at the Hilton Nashville Property comprises 11 rooms ranging in size from 475 square feet to 7,452 square feet and totaling 16,007 square feet. The Hilton Nashville Property is situated adjacent to a 600-space subterranean parking structure (owned by the sponsor but not part of the collateral), within which the hotel has rights to 244 parking spaces, pursuant to a lease with a fully extended expiration date of September 30, 2065. According to the appraisal, the estimated 2014 market mix of the Hilton Nashville Property was 80% transient and 20% meeting and group. The franchise agreement with Hilton expires in March 2035.

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Nashville Property:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 6/30/2015(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	69.4%	80.7%	83.3%	83.3%
ADR	$222.62	$240.91	$257.55	$257.55
RevPAR	$154.59	$194.29	$214.58	$214.54

Total Revenue	$26,653,005	$32,009,347	$35,102,970	$36,342,258	100.0%	$110,128
Total Department Expenses	8,126,201	8,842,189	10,143,289	10,817,977	29.8	32,782
Gross Operating Profit	$18,526,804	$23,167,158	$24,959,681	$25,524,281	70.2%	$77,346

Total Undistributed Expenses	7,762,691	8,328,603	8,849,786	8,905,044	24.5	26,985
Profit Before Fixed Charges	$10,764,113	$14,838,555	$16,109,895	$16,619,237	45.7%	$50,361

Total Fixed Charges	1,463,884	1,660,112	1,591,180	1,633,758	4.5	4,951

Net Operating Income	$9,300,229	$13,178,443	$14,518,715	$14,985,479	41.2%	$45,411
FF&E	1,066,120	1,280,374	1,404,119	1,453,690	4.0	4,405
Net Cash Flow	$8,234,109	$11,898,069	$13,114,596	$13,531,789	37.2%	$41,005

NOI DSCR(2)	1.21x	1.71x	1.88x	1.94x
NCF DSCR(2)	1.07x	1.54x	1.70x	1.76x
NOI DY(2)	7.5%	10.6%	11.6%	12.0%
NCF DY(2)	6.6%	9.5%	10.5%	10.9%

(1)	Net Operating Income increased from 2013 to 2014 and from 2014 to TTM 6/30/2015 due to renovations at the Hilton Nashville Property in 2013 and 2014. The majority of room renovations occurred in 2013.
(2)	DSCRs and debt yields are based on the Hilton Nashville Loan Combination.

The Appraisal. As of the appraisal valuation date of June 16, 2015, the Hilton Nashville Property had an “as-is” appraised value of $192,000,000. The appraiser also concluded to an “as-stabilized” value of $201,000,000 with an “as-stabilized” valuation date of June 16, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

HILTON NASHVILLE

Environmental Matters. According to a Phase I environmental assessment dated June 15, 2015, there was no evidence of any recognized environmental conditions at the Hilton Nashville Property.

Market Overview and Competition. The Hilton Nashville Property is located in the heart of downtown Nashville, Tennessee, directly east of Bridgestone Arena, directly north of the Music City Center and the Country Music Hall of Fame & Museum and directly south of the Broadway entertainment district. According to an international trade publication, Bridgestone Arena, which is home to the NHL’s Predators and various concerts and events throughout the year, ranks second in the United States and fifth in the world for concert ticket sales. The Music City Center is a newly-constructed convention center totaling approximately 2.1 million square feet with a 350,000-square-foot exhibit hall, 57,000-square-foot grand ballroom, 18,000-square-foot junior ballroom and over 90,000 square feet of meeting space in approximately 60 smaller rooms. In addition, the Hilton Nashville Property is situated approximately one half-mile west of LP Field, which is home to the NFL’s Tennessee Titans and also used by Tennessee State University and for large concert productions. LP Field is on the opposite side of the Cumberland River but is connected to the downtown area via a pedestrian bridge, which can be accessed directly across the street from the Hilton Nashville Property. Primary access to downtown Nashville is provided by Interstates 65, 24 and 40, all of which converge to form an inner loop around the downtown core, with Interstate 440 serving as an outer loop, approximately three miles from the city center.

Nashville is the state capital of Tennessee, and according to the appraisal, downtown Nashville has experienced significant development activity over the past 20 years. Since 2001, several major new corporate headquarters have relocated to downtown Nashville, including Louisiana Pacific, CareMark, CMT, Nissan North America, Nova Copy and Qualifacts. Further, between 2015 and 2017, HCA Healthcare is expected to move into two new office buildings in the West End neighborhood of Nashville (projected to add approximately 2,000 new jobs), and Bridgestone Americas is expected to complete its new 30-story headquarters building located just southeast of the Hilton Nashville Property (projected to add approximately 1,700 new jobs).

The following table presents certain information relating to the Hilton Nashville Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Hilton Nashville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2015 TTM	77.4%	$209.01	$161.80	83.6%	$260.95	$218.28	108.1%	124.8%	134.9%
7/31/2014 TTM	77.9%	$184.86	$144.01	69.0%	$235.31	$162.34	88.6%	127.3%	112.7%
7/31/2013 TTM	77.5%	$163.39	$126.56	79.2%	$212.47	$168.25	102.2%	130.0%	132.9%

(1)	Information obtained from a third party hospitality research report dated August 18, 2015. The competitive set includes: Sheraton Hotel Nashville Downtown, Doubletree Nashville, Autograph Collection Union Station Hotel, Renaissance Nashville Hotel, Loews Vanderbilt Plaza Hotel, Embassy Suites Nashville at Vanderbilt University and Marriott Nashville at Vanderbilt University.
(2)	The Hilton Nashville Property was under renovation from July 2013 to November 2014.

The Borrower. The borrower is Nashville Downtown Hotel, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Nashville Loan Combination. Jeffrey Soffer is the guarantor of certain nonrecourse carveouts under the Hilton Nashville Loan Combination.

The Sponsor. The sponsor is Jeffrey Soffer, the chairman and CEO of Turnberry Associates (“Turnberry”), a full service real estate development and property management company. Founded more than 50 years ago, Turnberry has developed more than $8.0 billion in commercial and residential properties including approximately 20.0 million square feet of retail space, more than 7,000 multifamily and condominium units, 1.5 million square feet of class A office space and more than 3,000 hotel rooms. Mr. Soffer was involved in various litigation matters involving claims resulting from the Fontainebleau Las Vegas project filing for Chapter 11 bankruptcy protection in mid-2009 (converted to Chapter 7 bankruptcy at the end of 2009), as well as other matters. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $651,449 for real estate taxes and $19,959 for charges related to the condominium structure that includes the Hilton Nashville Property and the adjacent subterranean parking garage (“Condominium Reserve Funds”). The loan documents also provide for ongoing monthly reserves in the amount of $108,575 for real estate taxes and $121,141 for FF&E. In addition, if, at any time, the total amount of Condominium Reserve Funds is less than $19,959, the borrower is required to deposit an amount that would make the Condominium Reserve Funds equal to or greater than $19,959. In addition, 10 days prior to each due date during a Cash Trap Event Period (as defined in “Lockbox and Cash Management” below), the borrower is required to deposit an amount equal to one-twelfth of the annual parking rent related to the adjacent subterranean parking garage. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Hilton Nashville Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The loan documents require a lender-controlled lockbox account, which is already in place, and that the borrower direct all rents to be deposited directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

HILTON NASHVILLE

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default, or (ii) the trailing 12-month debt service coverage ratio falling below 1.20x at the end of any calendar quarter (a “DSCR Trigger Event”). A Cash Trap Event Period will end with respect to clause (i) above, upon the cure of such event of default; or with respect to clause (ii) above, upon the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters. In addition, if no event of default is continuing, the borrower may avoid a DSCR Trigger Event upon delivery to the lender within five business days of an amount which, when applied to the outstanding principal balance of the Hilton Nashville Loan Combination, would result in a debt service coverage ratio of at least 1.20x. If such amount is in the form of a letter of credit, the amount of such letter of credit may not exceed 10.0% of the outstanding principal balance of the Hilton Nashville Loan Combination.

Property Management. The Hilton Nashville Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Hilton Nashville Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates and similar confirmations from each rating agency rating any securities backed by the Hilton Nashville Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Nashville Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

No. 6 – 11 Madison Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	TBD/TBD/TBD			Property Type:	Office
Original Principal Balance(1):	$35,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$35,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.3%			Size(6):	2,285,043 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$334.49
Borrower Names(2):	Various			Year Built/Renovated:	1932/2015
Sponsor:	SL Green Realty Corp.			Title Vesting(7):	Fee
Mortgage Rate:	3.5602%			Property Manager:	Self-managed
Note Date:	August 18, 2015			3rd Most Recent Occupancy (As of):	99.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.5% (12/31/2013)
Maturity Date:	September 6, 2025			Most Recent Occupancy (As of):	94.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(8):	97.8% (8/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$47,051,047 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$46,705,749 (12/31/2014)
Call Protection(3):	L(25),D(88),O(7)			Most Recent NOI (As of)(9):	$46,389,392 (TTM 5/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(4):	Yes
Additional Debt Type(1)(4):	Pari Passu and subordinate notes; Mezzanine

				U/W Revenues:	$163,039,756
Escrows and Reserves(5):				U/W Expenses:	$53,546,158
				U/W NOI(9):	$109,493,598
Type:	Initial	Monthly	Cap (If Any)	U/W NCF(9):	$107,431,283
Taxes	$0	Springing	NAP	U/W NOI DSCR(1):	3.97x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	3.89x
Replacement Reserve	$0	Springing	NAP	U/W NOI Debt Yield(1):	14.3%
Rollover Reserve	$0	$0	NAP	U/W NCF Debt Yield(1):	14.1%
Lease Costs Reserve	$81,152,102	$0	NAP	As-Is Appraised Value(10):	$2,350,000,000
Sony Free Rent Reserve	$18,847,898	$0	NAP	As-Is Appraisal Valuation Date(10):	July 1, 2015
CS Sublease Reserve	$36,500,000	$0	NAP	Cut-off Date LTV Ratio(1)(10):	32.5%
Title Endorsement Reserve	$1,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(10):	32.5%

(1)	The 11 Madison Avenue Loan Combination (as defined below), totaling $1,075,000,000, is comprised of 16 pari passu senior notes with an aggregate balance of $764,330,000 (Notes A-1-S1 through A-3-C2) and three subordinate notes (Notes B-1-S, B-2-S and B-3-S) with an aggregate balance of $310,670,000. The non-controlling senior Note A-3-C1 had an original balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-off Date and will be contributed to the WFCM 2015-NXS3 Trust. Nine of the senior notes with a combined outstanding principal balance of $397,530,000 and the three subordinate notes with a combined outstanding principal balance of $310,670,000 are expected to be contributed to the MAD 2015-11MD transaction. The remaining six senior notes had an aggregate outstanding principal balance of $331,800,000 and are expected to be contributed to future trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 16 senior notes. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI DY based on the combined senior notes and subordinate notes totaling $1,075,000,000 are 45.7%, 2.77x and 10.2%, respectively. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI DY based on the combined senior notes, subordinate notes and mezzanine debt (aggregate debt is $1.4 billion) are 59.6%, 1.97x and 7.8%, respectively.
(2)	See “The Borrowers” section.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2015. Defeasance of the 11 Madison Avenue Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) August 18, 2018. The assumed lockout period of 25 payments is based on the expected WFCM 2015-NXS3 Trust closing date in October 2015.
(4)	See “Subordinate and Mezzanine Indebtedness” section.
(5)	See “Escrows” section.
(6)	Total square footage assumes that Credit Suisse exercises its expansion option with respect to two suites totaling 4,737 square feet. Credit Suisse must give notice by April 1, 2016 to exercise the option.
(7)	See “Condominium” section.
(8)	See “Historical Occupancy” section.
(9)	See “Cash Flow Analysis” section.
(10)	See “Appraisal” section. The appraiser also concluded to an “as-stabilized” value of $2,700,000,000 based on an “as-stabilized” valuation date of July 1, 2018, which results in an “as-stabilized” Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 28.3% based on the senior debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Mortgage Loan. The mortgage loan (the “11 Madison Avenue Loan Combination”) is evidenced by 16 pari passu senior promissory notes (Notes A-1-S1 through A-3-C2) and three subordinate notes (Notes B-1-S, B-2-S and B-3-S) secured by an office building located in New York, New York (the “11 Madison Avenue Property “). The 11 Madison Avenue Loan Combination was co-originated on August 18, 2015 by Wells Fargo Bank, National Association, German American Capital Corporation and Morgan Stanley Bank, N.A. The 11 Madison Avenue Loan Combination had an original principal balance of $1,075,000,000, has an outstanding principal balance as of the Cut-off Date of $1,075,000,000 and accrues interest at an interest rate of 3.5602% per annum. The 11 Madison Avenue Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 11 Madison Avenue Loan Combination. The 11 Madison Avenue Loan Combination matures on September 6, 2025. See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combinations—The 11 Madison Avenue Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-3-C1, which will be contributed to the WFCM 2015-NXS3 Trust, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents a non-controlling interest in the 11 Madison Avenue Loan Combination. Nine of the senior pari passu notes (Notes A-1-S1 through A-3-S3) and all of the subordinate notes, which are expected to be contributed to the MAD 2015-11MD trust, had an original aggregate principal balance of $708,200,000 and will represent the controlling interest in the 11 Madison Avenue Loan Combination. The remaining non-controlling notes, which had an aggregate original principal balance of $331,800,000, are expected to be contributed to future trusts. The lender provides no assurances that any non-securitized notes will not be split further.

Note Summary

	Original Balance	Note Holder	Controlling Interest
Notes A-1-S1 – A-3-S3(1)	$397,530,000	MAD 2015-11MD	Yes(3)
Notes B-1-S – B-3-S(1)	$310,670,000	MAD 2015-11MD	Yes(3)
Notes A-1-C1 – A-1-C3	$209,600,000	GACC(2)	No
Notes A-2-C1 – A-2-C2	$91,700,000	MS(2)	No
Notes A-3-C1 – A-3-C2	$65,500,000	WFB(2)	No
Total	$1,075,000,000
(1)	Expected to be contributed to the MAD 2015-11MD Trust. The notes are currently held by GACC, MS and WFB.
(2)	GACC – “German American Capital Corporation”; MS – “Morgan Stanley Bank, N.A.”; and WFB – “Wells Fargo Bank, N.A.”
(3)	So long as the B Notes are included in the MAD 2015-11MD trust, there will be no controlling class or directing holder with respect to the 11 Madison Avenue Loan Combination.

Following the lockout period, the borrowers have the right to defease the 11 Madison Avenue Loan Combination in whole, but not in part, on any date before March 6, 2025. In addition, the 11 Madison Avenue Loan Combination is prepayable without penalty on or after March 6, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 18, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan combination amount	$1,075,000,000	42.2%	Purchase price(1)	$2,285,000,000	89.7%
Mezzanine A loan	150,000,000	5.9	Leasing/Base building costs	139,562,788	5.5
Mezzanine B loan	175,000,000	6.9	Reserves	100,000,000	3.9
Sponsor equity contribution	1,147,232,451	45.0	Closing costs	22,669,663	0.9
Total Sources	$2,547,232,451	100.0%	Total Uses	$2,547,232,451	100.0%

(1)	Purchase price includes the $39,000,000 CS Sublease Reserve. $2,500,000 of the CS Sublease Reserve was paid down at origination.

The Property. The 11 Madison Avenue Property consists of the fee interests in 27 condominium units and the leasehold interests in nine condominium units (see “Condominium” section) of a 29-story, 2,285,043 square foot, class A office tower located directly east of Manhattan’s Madison Square Park. The 11 Madison Avenue Property enjoys frontage on Madison Square Park and occupies an entire city “super block” between Park Avenue South, Madison Avenue, and East 24th and East 25th Streets. Developed by MetLife as part of its headquarters complex, the 11 Madison Avenue Property was constructed in three phases between 1932 and 1950: phase I - from 1932 to 1938, half of the building was built along Park Avenue between 24th and 25th Street; phase II - from 1938 to 1941, the northwest section of the building was completed; and phase III - from 1947 to 1950, the final phase, the southwest quadrant, was completed. Due to the Property’s unique and high quality construction, the 11 Madison Avenue Property was added to the National Register of Historic Places in 1996.

The 11 Madison Avenue Property was originally designed as a 100-story tower, which would have made it the tallest building in the world at that time. However, following the Great Depression, plans were scaled back to the building’s present 29-story design. The 11 Madison Avenue Property’s robust infrastructure was engineered to serve the 100-story design and features three chiller plants, seven generators, an uninterrupted power supply, abundant electric capacity with dual points of entry and 46 elevators including two additional elevators currently being constructed for Sony’s exclusive use. Between 1994 and 1997, Credit Suisse and MetLife collectively modernized the 11 Madison Avenue Property at a cost exceeding $700.0 million. During that time, MetLife invested $400.0 million in technological enhancements and established the 11 Madison Avenue Property as a sought after headquarter location due to its modern building systems, large floor plates, landmark status, and park-fronting location. Furthermore, during that time, Credit Suisse invested an additional $300.0 million to create its North American headquarters in the 11 Madison Avenue Property, adding dedicated emergency generators, supplemental HVAC systems, its own uninterrupted power supply facility (additionally upgraded for $30.0 million in 2011), and other miscellaneous electrical upgrades.

The 11 Madison Avenue Property is currently undergoing a number of base building projects totaling approximately $86.0 million, which, when combined with leasing commissions and Sony’s and Credit Suisse’s Landlord build-outs, will result in over $279.0 million of capital invested into the 11 Madison Avenue Property between 2015 and 2018. The capital will be invested to modernize and update the 11 Madison Avenue Property to current headquarters standard, including a new BMS system, elevator modernization, chiller plant/cooling towers upgrade, increased ventilation capacity, private entrance and sky lobby for Sony, new 28th floor window line and a new usable rooftop garden. The 11 Madison Avenue Property has a strong long-term tenant base that includes two headquarters tenants (Credit Suisse and Sony, 55.4% and 25.3% of net rentable area, respectively), each of which has leases expiring beyond the term of the 11 Madison Avenue Loan Combination (with the exception of Credit Suisse’s space on the 11th and 13th floors and a portion of the first floor storage space).

Condominium. The 11 Madison Avenue Property is comprised of the fee interests in 27 condominium units and leasehold interests (with the reversionary right to the related fee simple interests) in nine condominium units of the borrowers. In 1993, Credit Suisse entered into an agreement with the New York City Industrial Development Agency (“NYC IDA”) and the 11 Madison Avenue Property was converted into separate condominium units for purposes of conveying the fee simple estate to the NYC IDA for those units which are leased to Credit Suisse in order to provide financing and tax benefits. The NYC IDA terminates on December 31, 2016 and, at that time, the fee interest in the nine condominium units will automatically revert to the borrowers. The 11 Madison Avenue Loan Combination provides that upon any such reversion of condominium units to the borrower, such condominium units will automatically be subject to the 11 Madison Avenue Loan Combination. The 11 Madison Avenue Loan Combination borrowers control the entire condominium board.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the 11 Madison Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Credit Suisse	A/A1/A	1,266,051(2)	55.4%	$58.41(3)	$73,952,398(3)	50.0%	Various(4)(5)(6)
Sony(7)	BB-/Ba1/BBB-	578,791	25.3%	$73.75(8)	$42,688,648(8)	28.9%	1/31/2031
Yelp	NR/NR/NR	152,232	6.7%	$85.00	$12,939,720	8.7%	4/30/2025
WME	NR/NR/NR	103,426	4.5%	$85.02	$8,793,250	5.9%	9/30/2030
Young & Rubicam, Inc.	NR/NR/NR	99,107	4.3%	$74.65	$7,398,075	5.0%	3/30/2019
Total Major Tenants		2,199,607	96.3%	$66.27	$145,772,091	98.5%

Non-Major Tenants		34,571	1.5%	$62.06	$2,145,532	1.5%

Occupied Total		2,234,178	97.8%	$66.21	$147,917,623	100.0%

Vacant Space		50,865	2.2%

Collateral Total		2,285,043	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Credit Suisse’s total square footage assumes that the tenant exercises its expansion option with respect to two suites totaling 4,737 square feet. The tenant must give notice by April 1, 2016 to exercise the option.
(3)	Credit Suisse recently signed a new lease for 1,079,655 square feet and Annual U/W Base Rent and Annual U/W Base Rent PSF for such space represents the rental rate commencing in June 2017 totaling $69,072,667 ($63.98 per square foot). Current annual rent for such space is $26,427,872 ($24.49 per square foot). The annual base rent for Credit Suisse’s remaining 186,396 square feet is $4,879,731 ($26.18 per square foot).
(4)	Credit Suisse occupies multiple suites with 1,079,655 square feet (47.2% of the net rentable area) on leases expiring on May 31, 2037 and 186,396 (8.2% of the net rentable area) on leases expiring on May 31, 2017. Credit Suisse has an option to extend the leases on the 186,396 square feet through May 31, 2037 by providing notice by April 1, 2016.
(5)	Credit Suisse has the right to (i) contract its space by one full floor effective between May 2022 and April 2027 with at least 15 months’ notice (“5 Year Option”); (ii) contract its space by one or two full floors (but only two full floors if the 5 Year Option has not been exercised) effective between May 2027 and April 2032 with 15 months’ notice (“10 Year Option); and (iii) contract its space on three full floors, reduced by any floors terminated under the 5 Year Option or 10 Year Option effective between May 2032 and April 2037 with 15 months’ notice. For each contraction option, a termination fee is required equal to the unamortized portion of the expenses as outlined in the lease.
(6)	Credit Suisse has 12 months of abated rent beginning in June 2032.
(7)	The borrower currently leases a portion of Sony’s space from Credit Suisse and, in turn, subleases that space to Sony. Upon the expiration of Credit Suisse’s lease for that space on May 31, 2017, the sublease between the landlord and Sony will become a direct lease.
(8)	Sony received 12 months free rent commencing on the delivery date of each of its spaces; all remaining free rent following the origination date was reserved upfront.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the 11 Madison Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016(4)	2	2	0.0%	2	0.0%	$87,584	$43,792.00
2017(5)	2	198,966	8.7%	198,968	8.7%	$5,252,776	$26.40
2018	0	0	0.0%	198,968	8.7%	$0	$0.00
2019	1	99,107	4.3%	298,075	13.0%	$7,398,075	$74.65
2020	0	0	0.0%	298,075	13.0%	$0	$0.00
2021	0	0	0.0%	298,075	13.0%	$0	$0.00
2022	0	0	0.0%	298,075	13.0%	$0	$0.00
2023	0	0	0.0%	298,075	13.0%	$0	$0.00
2024	0	0	0.0%	298,075	13.0%	$0	$0.00
2025	1	152,232	6.7%	450,307	19.7%	$12,939,720	$85.00
Thereafter(5)	4	1,783,871	78.1%	2,234,178	97.8%	$122,239,468	$68.52
Vacant	0	50,865	2.2%	2,285,043	100.0%	$0	$0.00
Total/Weighted Average	10	2,285,043	100.0%			$147,917,623	$66.21
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	2016 includes two antenna leases with 1 square foot attributed to each lease.
(5)	Credit Suisse occupies multiple suites with 1,079,655 square feet (47.2% of the net rentable area) on leases expiring on May 31, 2037 and 186,396 (8.2% of the net rentable area) on leases expiring on May 31, 2017. Credit Suisse has an option to extend the lease on the 186,396 square feet through May 31, 2037 by providing notice by April 1, 2016.

The following table presents historical occupancy percentages at the 11 Madison Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/1/2015(2)(3)
99.1%	87.5%	94.0%	97.8%
(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll.
(3)	As of August 1, 2015, the 11 Madison Avenue Property was 97.8% leased; Sony (25.3% of the net rentable area) and WME (4.5% of the net rentable area) have taken possession of their respective spaces and are currently completing their buildout.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 11 Madison Avenue Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	Year 3 Budget	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$52,888,225	$52,592,579	$53,715,326(1)	$154,501,514	$147,917,623(1)	90.7%	$64.73
Straight Line Rents	0	0	0	0	$1,932,702(2)	1.2	0.85
Grossed Up Vacant Space	0	0	0	0	4,796,680	2.9	2.10
Total Reimbursables	15,059,977	14,780,924	13,408,807	3,799,446	5,509,992	3.4	2.41
Other Income(3)	2,724,962	2,996,156	3,461,086	8,005,327	7,679,439	4.7	3.36
Less Vacancy & Credit Loss	(725,384)	(488,860)	(319,721)	0	(4,796,680)(4)	(2.9)	(2.10)
Effective Gross Income	$69,947,780	$69,880,799	$70,265,498	$166,306,287	$163,039,756	100.0%	$71.35

Total Operating Expenses	$22,896,733	$23,175,050	$23,876,107	$53,628,277	$53,546,158(5)	32.8%	$23.43

Net Operating Income	$47,051,047	$46,705,749	$46,389,392	$112,678,010	$109,493,598	67.2%	$47.92
TI/LC	0	0	0	0	1,605,307	1.0	0.70
Capital Expenditures	0	0	0	0	457,009	0.3	0.20
Net Cash Flow	$47,051,047	$46,705,749	$46,389,392	$112,678,010	$107,431,283	65.9%	$47.01

NOI DSCR(6)	1.71x	1.69x	1.68x	4.08x	3.97x
NCF DSCR(6)	1.71x	1.69x	1.68x	4.08x	3.89x
NOI DY(6)	6.2%	6.1%	6.1%	14.7%	14.3%
NCF DY(6)	6.2%	6.1%	6.1%	14.7%	14.1%
(1)	The increase in U/W Base Rent over TTM 5/31/2015 Base Rent is due in part to Credit Suisse executing a lease extension for 1,079,655 square feet (47.2% of net rentable area) commencing on June 1, 2017 increasing its total base rent by $42.6 million and Sony executing a lease in February 2015 for 578,791 square feet (25.3% of net rentable area) with annual rent of $42.7 million.
(2)	Straight Line Rents is a rent credit equal to the difference between Sony’s current base rent and the average rent for Sony’s space over the 11 Madison Avenue Loan Combination term.
(3)	Other Income includes percentage rent, sundry income, tenant utility billbacks and miscellaneous revenue.
(4)	The underwritten economic vacancy is 2.9%. As of August 1, 2015, the 11 Madison Avenue Property was 97.8% leased; Sony (25.3% of the net rentable area) and WME (4.5% of the net rentable area) took possession of their respective spaces and are currently completing their buildout.
(5)	The 11 Madison Avenue Property historically benefited from an NYC IDA, which resulted in a reduced property tax expense. The NYC IDA exemptions will expire on December 31, 2016 and full taxes were underwritten.
(6)	Based on the 16 senior notes totaling $764,330,000.

Appraisal. As of the appraisal valuation date of July 1, 2015, the 11 Madison Avenue Property had an “as-is” appraised value of $2,350,000,000. The appraiser also concluded to an “as-stabilized” value of $2,700,000,000 with an “as-stabilized” valuation date of July 1, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated April 30, 2015, there was no evidence of any recognized environmental conditions at the 11 Madison Avenue Property.

Market Overview and Competition. The 11 Madison Avenue Property is located in downtown Manhattan and overlooks Madison Square Park, giving the building an unobstructed view of the park. Located in Manhattan’s Midtown South Neighborhood, the 11 Madison Avenue Property has direct access to the number 6 subway line which, along with the nearby N, R, Q, F and M lines, provides connections from the Upper East Side and Grand Central Station to Union Square, Downtown Manhattan and Brooklyn. Additionally, the 11 Madison Avenue Property is within walking distance of the Flatiron, Gramercy and Chelsea neighborhoods. The 11 Madison Avenue Property is located in the Midtown South office market, which includes 66.6 million square feet of office space. The Midtown South office market includes 35 class A buildings totaling 17.3 million square feet. The 11 Madison Avenue Property is one of seven trophy office buildings in the Midtown South office market. The Midtown South office market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. The 11 Madison Avenue Property is located in the Madison/Union Square submarket. The Madison/Union Square submarket contains over 32.0 million square feet of office space and is Midtown South’s largest submarket. The Madison/Union Square submarket contains 10.4 million square feet of class A space (including the 11 Madison Avenue Property). As of the first quarter of 2015, the Midtown South office market exhibited a vacancy rate of 7.0% with an asking rental rate of $63.28 per square foot, gross and the Madison/Union Square submarket had an overall vacancy rate of 7.3% with an asking rent of $64.22 per square foot, gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable office properties to the 11 Madison Avenue Property:

Competitive Set(1)

Property	NRA	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Occupancy (including Sublease availability)
One Madison Avenue	1,443,908	0	0	100.0%	100.0%
41 Madison Avenue	532,525	0	55,126	100.0%	89.7%
51 Madison Avenue	974,653	0	0	100.0%	100.0%
63 Madison Avenue	636,660	0	8,296	100.0%	98.7%
114 Fifth Avenue	287,804	0	19,326	100.0%	93.3%
160 Fifth Avenue	117,900	0	0	100.0%	100.0%
200 Fifth Avenue	594,089	0	0	100.0%	100.0%
770 Broadway	911,213	0	0	100.0%	100.0%
111 Eighth Avenue	2,300,000	0	0	100.0%	100.0%
51 Astor Place	307,839	0	0	100.0%	100.0%
Total / Weighted Average	8,106,591	0	82,748	100.0%	99.0%
(1)	Information obtained from the appraisal.

The Borrowers. The borrowers, 11 Madison Avenue Owner LLC, 11 Madison Avenue Owner 2 LLC, 11 Madison Avenue Owner 3 LLC, 11 Madison Avenue Owner 4 LLC, 11 Madison Avenue Owner 5 LLC and 11 Madison Avenue Owner 6 LLC (collectively the “TIC Owners”) and 11 Madison EAT Lender LLC (together with the TIC Owners, the borrowers), are each a single purpose Delaware limited liability company entity with two independent directors. Each of the TIC Owners is a tenant-in-common owner of the 11 Madison Avenue Property and they collectively own 100% of the fee and/or leasehold interest in the 11 Madison Avenue Property which they have master leased to 11 Madison EAT Lender LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 11 Madison Avenue Loan Combination. SL Green Realty Corp. (“SLG”) is the guarantor of certain nonrecourse carveouts under the 11 Madison Avenue Loan Combination.

The Sponsors. The sponsor of the 11 Madison Avenue Loan Combination is SLG (rated Baa3/BBB-/BB+ by Moody’s/Fitch/S&P), an S&P 500 company and New York City’s largest office landlord, which is a fully integrated real estate investment trust that is focused primarily on acquiring, managing, and maximizing value of Manhattan commercial properties. As of June 30, 2015, SLG held interests in 120 Manhattan properties totaling 44.1 million square feet, which consists of ownership interests in 29.0 million square feet of commercial buildings and debt and preferred equity investments secured by 15.1 million square feet of properties. In addition to its Manhattan investments, SL Green held ownership interests in 37 suburban properties totaling 5.9 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.

Escrows. The loan documents provide for upfront reserves in the amount of $18,847,898 for free rent related to the Sony lease, $36,500,000 for rent due to Credit Suisse for the space subleased to Sony and $1,000 for fees related to title endorsements. The borrowers owe $140.2 million in outstanding tenant improvements and leasing commissions and landlord work obligations related to the Sony, Credit Suisse, Yelp and WME leases (“Lease Costs”); loan documents provide for an upfront reserve in an amount of $81,152,102 for the Lease Costs and the sponsor provided a guaranty to the lender to fund the balance of the Lease Costs (currently $59,060,332). Upon the long-term unsecured S&P credit rating of the sponsor being less than BB+, the borrowers are required to deposit an amount equal to any Lease Costs covered by the guaranty or, so long as no event of default has occurred and is continuing, the borrowers may elect to apply all excess cash flow to the Lease Costs account until the required amount is fully funded.

During the continuance of a Trigger Period (as defined below), the borrowers will deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes payable in the next 12 months, (ii) provided an acceptable blanket policy is no longer in place, an amount equal to one-twelfth of the insurance premiums payable in the next 12 months and (iii) $342,756 for annual capital expenditures.

During the continuance of a Lease Sweep Period (as defined below), the lender will cause all excess cash flow to be deposited into the Rollover Reserve subaccount.

Lockbox and Cash Management. The 11 Madison Avenue Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within ten business days of receipt. Prior to the occurrence of a Trigger Period (as defined below), all excess cash flow is distributed to the borrowers. During a Trigger Period, all cash flow is swept to a lender-controlled cash management account.

A “Trigger Period” will commence upon the occurrence or commencement of (i) an event of default; (ii) a Low Debt Yield Trigger Period (as defined below); (iii) a default by the borrowers of any major lease obligation; (iv) a Lease Collateral Sweep Period (as defined below); (v) a Lease Sweep Period (as defined below); or (vi) a Mezzanine Loan A or Mezzanine Loan B loan default.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, the 11 Madison Avenue Loan Combination net cash flow debt yield falls below 7.50% and the aggregate debt (inclusive of mezzanine loans) net cash flow debt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

11 MADISON AVENUE

yield falls below 5.75%. A Low Debt Yield Trigger Period will cease to exist if either (i) the 11 Madison Avenue Loan Combination net cash flow debt yield exceeds 7.50% and the aggregate debt net cash flow yield exceeds 5.75% for two consecutive calendar quarters; or (ii) the borrowers provide cash or a letter of credit to the lender in the amount that if applied to the outstanding principal balance would cause the 11 Madison Avenue Loan Combination net cash flow debt yield to be equal to or greater than 7.50% or the aggregate debt net cash flow debt yield to be equal to or greater than 5.75%.

A “Lease Collateral Sweep Period” will commence if the long-term unsecured S&P credit rating of the sponsor falls below BB+. The Lease Collateral Sweep Period will cease to exist if either (i) all Lease Costs have been fully funded in cash into the Lease Costs Reserve account or (ii) the sponsor meets the minimum credit rating of BB+ by S&P.

A “Lease Sweep Period” will commence upon a bankruptcy proceeding in which the tenant and/or guarantor under either the Credit Suisse lease or the Sony lease, or its respective parent entity, (each a “Major Tenant”) is the debtor. A Lease Sweep Period will end upon the earlier to occur of (i) in the event either of the Major Tenant leases are rejected in the applicable bankruptcy proceeding, the date on which a sufficient portion of the space occupied under the defaulted Major Tenant lease is re-leased so as to achieve an 11 Madison Avenue Loan Combination net cash flow debt yield of 7.50% or greater and an aggregate debt net cash flow debt yield of 5.75%; (ii) the date of an assumption or assignment of the applicable Major Tenant lease out of bankruptcy or (iii) the date on which the amount of $75.00 per rentable square foot of the defaulted Major Tenant lease is deposited into the Rollover Reserve account for approved leasing costs.

Property Management. The 11 Madison Avenue Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the 11 Madison Avenue Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) either the transferee is a qualified transferee as described in the loan documents or the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) the transferee has a net worth not less than $500.0 million and liquid assets not less than $50.0 million; and (iv) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates and similar confirmations from each rating agency rating any securities backed by any 11 Madison Avenue Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 11 Madison Avenue Loan Combination includes three subordinate notes with an aggregate original principal balance of $310,670,000 that are expected to be contributed to the MAD 2015-11MD transaction. See “Description of the Mortgage Pool – Subordinate and/or Other Financing – Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

German American Capital Corporation, Morgan Stanley Mortgage Capital Holdings, LLC and Wells Fargo Bank, National Association (collectively “Mezzanine Lender”) have made a $150,000,000 mezzanine loan (“Mezzanine Loan A”) to 11 Madison Mezz 1 LLC, 11 Madison Mezz 2 LLC, 11 Madison Mezz 3 LLC, 11 Madison Mezz 4 LLC, 11 Madison Mezz 5 LLC, 11 Madison Mezz 6 LLC and 11 Madison Mezz Borrower LLC. The Mezzanine Lender also made a $175,000,000 mezzanine loan (“Mezzanine Loan B”) to 11 Madison Second Mezz 1 LLC, 11 Madison Second Mezz 2 LLC, 11 Madison Second Mezz 3 LLC, 11 Madison Second Mezz 4 LLC, 11 Madison Second Mezz 5 LLC, 11 Madison Second Mezz 6 LLC and 11 Madison Second Mezz Borrower LLC. Mezzanine Loan A and Mezzanine Loan B accrue interest at an interest rate of 4.650% per annum and 4.850% per annum, respectively, and require payments of interest only. The Mezzanine Loan A and Mezzanine Loan B are coterminous with the 11 Madison Loan Combination.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 11 Madison Avenue Property, provided however, that the borrower will not be required to spend more than 200.0% of the cost of property coverage and business interruption coverage in the event the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

No. 7 – Hacienda Center

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$33,300,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$33,300,000			Location:	Hacienda Heights, CA
% of Initial Pool Balance:	4.1%			Size:	122,403 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$272.05
Borrower Names:	Pacific Castle Colima I, LLC; Master K Investment I, LLC			Year Built/Renovated:	1974/NAP
Sponsors:	Wayne Cheng; Philip Kuo; Abraham Kuo			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Self-managed
Note Date:	August 4, 2015			3rd Most Recent Occupancy (As of):	90.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.8% (12/31/2013)
Maturity Date:	August 5, 2025			Most Recent Occupancy (As of)(3):	80.6% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(3)(4):	92.9% (6/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,808,657 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,610,290 (12/31/2014)
Call Protection:	L(26),D(91),O(3)			Most Recent NOI (As of)(5):	$2,615,399 (TTM 7/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Unsecured Debt			U/W Revenues(5):	$4,250,274
				U/W Expenses(5):	$1,105,533
				U/W NOI(5):	$3,144,741
Escrows and Reserves(2):				U/W NCF(5):	$2,981,945
				U/W NOI DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.45x
Taxes	$379,508	$47,439	NAP	U/W NOI Debt Yield:	9.4%
Insurance	$5,637	Springing	NAP	U/W NCF Debt Yield:	9.0%
Replacement Reserves	$105,000	$5,916	NAP	As-Is Appraised Value(6):	$56,000,000
TI/LC Reserve	$0	$7,650	$275,407	As-Is Appraisal Valuation Date(6):	March 5, 2015
Free Rent Reserve	$64,202	$0	NAP	Cut-off Date LTV Ratio(6):	59.5%
Landlord Work Reserve	$1,590,000	$0	NAP	LTV Ratio at Maturity or ARD(6):	54.5%

(1)	See “Additional Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	The Hacienda Center Property is 92.9% leased and 89.8% physically occupied. Current occupancy includes Corner Bakery (3,800 square feet; 3.1% of net rentable area), which recently executed a lease and is expected to take occupancy in December 2015. See “The Property” section.
(5)	See “Cash Flow Analysis” section.
(6)	The “As-Stabilized” Appraised Value is $57,000,000 as of March 1, 2016, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 58.4% and 53.6% respectively. See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hacienda Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Hacienda Heights, California (the “Hacienda Center Property”). The Hacienda Center Mortgage Loan was originated on August 4, 2015 by Natixis, New York Branch. The Hacienda Center Mortgage Loan had an original principal balance of $33,300,000, has an outstanding principal balance as of the Cut-off Date of $33,300,000 and accrues interest at an interest rate of 4.620% per annum. The Hacienda Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hacienda Center Mortgage Loan matures on August 5, 2025.

Following the lockout period, the borrower has the right to defease the Hacienda Center Mortgage Loan in whole or in part on any date before June 5, 2025. In addition, the Hacienda Center Mortgage Loan is prepayable without penalty on or after June 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

HACIENDA CENTER

Sources and Uses

Sources			Uses
Original loan amount	$33,300,000	100.0%	Loan payoff(1)	$26,872,928	80.7%
			Reserves	2,144,347	6.4
			Closing costs	347,982	1.0
			Return of equity	3,934,742	11.8
Total Sources	$33,300,000	100.0%	Total Uses	$33,300,000	100.0%

(1)	The Hacienda Center Property was previously securitized in the JPMCC 2005-CB12 transaction.

The Property. The Hacienda Center Property is a 122,403 square foot grocery anchored shopping center located on approximately 8.1 acres of land in Hacienda Heights, California, approximately 18.0 miles east of Los Angeles, California. The Hacienda Center Property consists of one in-line and anchor building and four single-tenant retail pad buildings positioned across the street from Puente Hills Mall, a 1.2 million square feet regional mall. The Hacienda Center Property is anchored by Tawa Supermarket (“Tawa”), which operates under the trade name 99 Ranch Market (30,500 square feet; 24.9% of net rentable area), one of the largest Asian-American supermarket chains in the United States operating primarily on the West Coast (predominantly in California). Founded in 1984, the company currently operates 37 stores that sell a wide range of imported food products and merchandise from China and other parts of Southeast Asia. The stores generally cater to middle- to upper-income ethnic Chinese Americans. 99 Ranch Market has been a tenant at the Hacienda Center Property since 1998 and is currently in its second five-year lease renewal option, which expires in March 2018. Annual 2014 sales of 99 Ranch Market at the Hacienda Center Property were approximately $15.7 million or $515 per square foot, which equates to a current occupancy cost ratio of 3.4% (including expense reimbursements). The tenant recently completed an estimated $1.5 million (approximately $49 per square foot) interior remodel at its own cost. Complementing 99 Ranch Market, the Hacienda Center Property also features several Asian restaurants and lifestyle vendors. The second largest tenant, Bank of America, is located on a pad site and has operated at the Hacienda Center Property since 1976. As of June 30, 2014, this Bank of America branch held approximately $346.0 million in deposits; comparatively, the average Federal Deposit Insurance Corporation-insured bank branch in the Los Angeles metropolitan statistical area holds $161.1 million in deposits, while the average bank branch in California holds $149.9 million in deposits. The Hacienda Center Property also includes 678 surface parking spaces, reflecting a parking ratio of 5.5 spaces per 1,000 square feet of rentable area. As of June 1, 2015, the Hacienda Center Property was approximately 89.8% occupied and 92.9% leased by 32 tenants. Corner Bakery (3,800 square feet; 3.1% of net rentable area), recently executed a lease and is expected to take occupancy in December 2015, for which an upfront reserve of $1,590,000 was taken at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

HACIENDA CENTER

The following table presents certain information relating to the tenancy at the Hacienda Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
Tawa Supermarket	NR/NR/NR	30,500	24.9%	$11.40	$347,700	10.5%	$515	3.4%	3/31/2018(4)
Bank of America	A/Baa1/A-	11,515	9.4%	$26.14	$301,055	9.1%	NAV	NAV	6/30/2016(5)
Total Anchor Tenants		42,015	34.3%	$15.44	$648,755	19.6%

Non-Major Tenants		71,693	58.6%	$37.09	$2,659,382	80.4%

Occupied Collateral Total		113,708	92.9%	$29.09	$3,308,136	100.0%

Vacant Space		8,695	7.1%

Collateral Total		122,403	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through September 2016, totaling $253,461.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014. Occupancy costs include expenses reimbursements.
(4)	Tawa Supermarket has one five-year extension option remaining.
(5)	Bank of America has one 10-year extension option remaining.

The following table presents certain information relating to the lease rollover schedule at the Hacienda Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	5	16,655	13.6%	16,655	13.6%	$508,870	$30.55
2017	2	3,243	2.6%	19,898	16.3%	$106,613	$32.87
2018	7	44,299	36.2%	64,197	52.4%	$866,223	$19.55
2019	6	9,940	8.1%	74,137	60.6%	$418,023	$42.05
2020	6	14,698	12.0%	88,835	72.6%	$526,674	$35.83
2021	1	2,742	2.2%	91,577	74.8%	$133,192	$48.57
2022	1	5,509	4.5%	97,086	79.3%	$192,868	$35.01
2023	0	0	0.0%	97,086	79.3%	$0	$0.00
2024	2	2,858	2.3%	99,944	81.7%	$127,346	$44.56
2025	2	13,764	11.2%	113,708	92.9%	$428,326	$31.12
Thereafter	0	0	0.0%	113,708	92.9%	$0	$0.00
Vacant	0	8,695	7.1%	122,403	100.0%	$0	$0.00
Total/Weighted Average	32	122,403	100.0%			$3,308,136	$29.09

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Hacienda Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)(2)	6/1/2015(2)(3)
90.2%	86.8%	80.6%	92.9%

(1)	Information obtained from the borrower.
(2)	West Coast Seafood Buffet totaling 9,964 square foot (8.1% of net rentable area) vacated in 2014. The space was retenanted by Shi Ha Restaurant in June 2015. Shi Ha Restaurant is in occupancy, paying rent and is expected to open for business in October 2015.
(3)	Information obtained from the underwritten rent roll. The Hacienda Center Property was 92.9% leased and 89.8% occupied as of June 1, 2015. Corner Bakery recently signed a lease for 3,800 square feet (3.1% of the net rentable area) and is expected to take occupancy in December 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

HACIENDA CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hacienda Center Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,970,393	$2,815,517	$2,815,733	$3,308,136(1)	77.8%	$27.03
Grossed Up Vacant Space	0	0	0	323,835	7.6	2.65
Total Reimbursables	854,501	813,583	803,295	942,138	22.2	7.70
Other Income	18,942	967	3,533	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(323,835)(2)	(7.6)	(2.65)
Effective Gross Income	$3,843,836	$3,630,066	$3,622,561	$4,250,274	100.0%	$34.72

Total Operating Expenses	$1,035,179	$1,019,776	$1,007,162	$1,105,533	26.0%	$9.03

Net Operating Income	$2,808,658	$2,610,290	$2,615,399	$3,144,741	74.0%	$25.69
TI/LC	0	0	0	91,802	2.2	0.75
Capital Expenditures	0	0	0	70,994	1.7	0.58
Net Cash Flow	$2,808,658	$2,610,290	$2,615,399	$2,981,945	70.2%	$24.36

NOI DSCR	1.37x	1.27x	1.27x	1.53x
NCF DSCR	1.37x	1.27x	1.27x	1.45x
NOI DY	8.4%	7.8%	7.9%	9.4%
NCF DY	8.4%	7.8%	7.9%	9.0%

(1)	The increase in the U/W Base Rent from TTM 7/31/2015base rent is attributable to contractual rent increases through September 2016 (totaling $253,461 for the period June 2015 to September 2016) and the borrower executing three new leases and eight renewal leases for a total of 31,204 square feet in 2014. The new leases included Shi Ha Restaurant for 9,964 square feet (8.1% of net rentable area) that commenced in June 2015.
(2)	The underwritten economic vacancy is 7.1%. As of June 1, 2015, the Hacienda Center Property was 92.9% leased and 89.8% physically occupied, Corner Bakery (3,800 square feet; 3.1% of net rentable area) recently executed a lease and is expected to take occupancy in December 2015.

Appraisal. As of the appraisal valuation date of March 5, 2015, the Hacienda Center Property had an “as-is” appraised value of $56,000,000 and an “as stabilized” appraised value of $57,000,000 with an “as-stabilized” date of March 1, 2016, which assumes a stabilized occupancy of 96.0%.

Environmental Matters. According to the Phase I environmental report dated March 12, 2015, there was no evidence of any recognized environmental conditions at the Hacienda Center Property.

Market Overview and Competition. The Hacienda Center Property is situated at the northwest corner of Colima Road and South Azusa Road in Hacienda Heights, Los Angeles County, California, approximately 18.0 miles east of the Los Angeles central business district. According to the appraisal, the estimated 2015 population within a five mile radius of the Hacienda Center Property was approximately 372,228, with a 2015 estimated median household income of $65,806 for that same radius. Average daily traffic counts are approximately 43,153 cars on Colima Road and approximately 39,434 cars on South Azusa Avenue. The Hacienda Center Property is located in the eastern part of the San Gabriel Valley, directly across from the 1.2 million square foot Puente Hills regional mall, which is anchored by Macy’s, Sears, Ross, Burlington Coat Factory, and AMC Theatres, and was recently renovated in 2012. The San Gabriel Valley is largely a suburban area, both in terms of development and employment, served by six primary freeways. The Hacienda Center Property has access to the regional freeway system, via the Pomona (60) Freeway – a major transportation route through Los Angeles County that can be accessed approximately 0.4-miles north from the Hacienda Center Property. Most of the land located south of Colima Road is comprised of single-family residential developments.

According to a third party market report, the Hacienda Center Property is located in the San Gabriel Valley retail submarket. As of the second quarter 2015, the submarket was comprised of 5,522 buildings totaling 60.3 million square feet, with a 4.8% vacancy rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

HACIENDA CENTER

The following table presents certain information relating to comparable retail properties for the Hacienda Center Property:

Competitive Set(1)

	Hacienda Center (Subject)	Bixby Hacienda Plaza	Puente Hills Towne Center	Diamond Plaza	Plaza At Puente Hills	La Puente Plaza	Pacific Plaza
Location	Hacienda Heights, CA	Hacienda Heights, CA	Rowland Heights, CA	City Of Industry, CA	City Of Industry, CA	La Puente, CA	Rowland Heights, CA
Distance from Subject	--	0.3 miles	0.7 miles	2.2 miles	1.9 miles	4.7 miles	1.9 miles
Property Type	Grocery Anchored	Community Center	Community Center	Other	Power Center	Community Center	Un-anchored Retail Strip
Anchors	Tawa Supermarket	Albertsons, Sofia Italia, Vivo Dance, Taco Bell	Marshalls, Dollar Tree	99 Green Market, Ruby Palace Rest	Sams Club, Toys R Us, Home Depot, Office Depot	NAP	NAP
Year Built/Renovated	1974/NAP	1986/NAV	1983/NAV	1994/NAV	1987/NAV	1951/NAV	1995/NAV
Total GLA	122,403 SF	135,012 SF	151,712 SF	97,000 SF	437,784 SF	39,675 SF	31,325 SF
Total Occupancy	93%	96%	94%	94%	95%	88%	92%

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are comprised of two tenants-in-common: Pacific Castle Colima I, LLC (70.6%) and Master K Investment I, LLC (29.4%), each single purpose entities with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hacienda Center Mortgage Loan. Wayne Cheng, Philip Kuo and Abraham Kuo are the guarantors of certain nonrecourse carveouts under the Hacienda Center Mortgage Loan.

The Sponsors. The sponsors are Wayne Cheng, Philip Kuo and Abraham Kuo. Mr. Cheng is the majority owner and manager of Pacific Castle Colima I, LLC (“Pacific Castle”). Philip Kuo and Abraham Kuo are owners of Master K Investment I, LLC. Founded in 1993 by Wayne Cheng, Pacific Castle is a professional owner and operator of shopping centers and retail properties. Pacific Castle’s existing portfolio is comprised of 15 properties with over 1.4 million square feet. Notable assets within the portfolio include the Costco Center in San Juan Capistrano, California, the Long Beach Marketplace in Long Beach, California, The Groves in Tempe, Arizona, Portola Plaza in Mission Viejo, California, Rancho Cordova Town Center in Rancho Cordova, California, Avery Center in Mission Viejo, California, and Trabuco Hills Center in Mission Viejo, California. Mr. Cheng has a net worth of approximately $45.0 million and liquidity of $5.5 million, as of February 5, 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $379,508 for real estate taxes, $5,637 for insurance premiums, $105,000 for replacement reserves, $64,202 for outstanding free rent ($16,993 for Taipan Café and $47,209 for Shi Ha restaurant) and $1,590,000 for outstanding landlord work required under the Corner Bakery lease (which equates to 125% of the estimated budget of $1,117,000 for general construction work and $155,000 for tenant improvements). The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $47,439, $5,916 for replacement reserves and $7,650 for tenant improvements and leasing commissions (“TI/LCs”). The TI/LC reserve is subject to a cap of $275,407 and a minimum of $153,004; if at anytime during the Hacienda Mortgage Loan term, the balance of the TI/LC reserve falls below $153,004, monthly deposits will resume until the cap is met. The loan documents do not require monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower has paid all insurance premiums directly to the approved insurance carrier and the borrower provides the lender with evidence thereof at least 30 days prior to the expiration of the policies; and (iii) a Cash Management Period (as defined below) is not then in effect.

Lockbox and Cash Management. The Hacienda Center Mortgage Loan is structured with a lender-controlled hard lockbox and springing cash management. The Hacienda Center Mortgage Loan requires all rents to be transmitted directly by tenants of the Hacienda Center Property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account. Upon the occurrence and during the continuance of a Tenant Cash Trap Period (as defined below), all excess cash will be collected and held by the lender in the tenant cash trap reserve subaccount. Notwithstanding anything to the contrary contained herein, the borrower may provide a letter of credit in lieu of any of the cash deposits required to be made to the tenant cash trap reserve subaccount during a Tenant Cash Trap Period, provided that such letter of credit is in the amount of the Tenant Reserve Cap (as defined below) and otherwise meets all applicable requirements related thereto set forth in the loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar quarter; or (iii) the commencement of a Tenant Cash Trap Period. A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.20x for six consecutive months; and with respect to clause (iii), such Tenant Cash Trap Period has terminated.

A “Tenant Cash Trap Period” will commence upon the earlier of: (i) the date the Tenant (defined as Bank of America or Tawa) goes dark, (ii) the date the Tenant is the subject of a bankruptcy action, (iii) the date the Tenant is in material or monetary default under its lease beyond any applicable notice and/or cure period and (iv) regarding Tawa, the date that is nine months prior to the expiration of Tawa’s lease and regarding Bank of America, the date that is six months prior to the expiration of Bank of America’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

HACIENDA CENTER

lease. A Tenant Cash Trap Period will end upon: (a) the date on which the total amount of funds deposited in the tenant cash trap reserve during the Tenant Cash Trap Period equals the applicable Tenant Reserve Cap, (b) the date on which a Tenant Replacement Lease Event (as defined below) occurs, (c) with respect to clause (ii) the date the Tenant ceases to be a debtor in any bankruptcy or insolvency proceeding (and the Tenant has affirmed and assumed its lease in the related bankruptcy proceeding); or (d) with respect to clause (iv), the date on which a related Tenant Renewal Lease Event (as defined below) occurs.

A “Tenant Reserve Cap” means in the event a Cash Management Period is continuing due to (i) the occurrence of a Tenant Cash Trap triggered by Tawa, an amount equal to $750,000, (ii) the occurrence of Tenant Cash Trap triggered by both Tawa and Bank of America, an amount equal to $1,200,000, and (iii) the occurrence of a Tenant Cash Trap triggered by Bank of America, an amount equal to $450,000.

A “Tenant Renewal Lease Event”, with respect to a specific Tenant, will occur at such time as all of the following requirements have been satisfied: the borrower has (A) renewed or extended the Tenant lease for all of the Tenant’s space pursuant to either (1) a lease renewal or extension agreement upon the terms for such renewal or extension that are provided or determined under the Tenant’s lease, or (2) a lease renewal or extension agreement that the borrower otherwise negotiates with the Tenant for a term of not less than five years, at a net effective rental rate of not less than the net effective rental rate under the Tenant lease as of August 4, 2015, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of the Tenant’s lease renewal, (2) an acceptable tenant estoppel certificate from the Tenant and (C) paid all leasing brokerage commissions payable by the borrower in connection with such Tenant’s lease renewal and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same.

A “Tenant Replacement Lease Event”, with respect to a specific Tenant, will occur at such time as all of the following requirements have been satisfied: (x) the borrower has (A) entered into one or more leases with one or more replacement tenants reasonably satisfactory to the lender demising in the aggregate all of the premises demised under the Tenant lease, each for a term of not less than five years and in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of each replacement tenant lease, (2) an acceptable tenant estoppel certificate from each replacement tenant and (3) a subordination, nondisturbance and attornment agreement from each replacement tenant in form and substance reasonably satisfactory to the lender and (C) paid all leasing brokerage commissions payable by the borrower in connection with each such replacement tenant lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same and (y) the aggregate annual net effective rent payable under all of the replacement tenant lease is not less than the annual net effective rent payable under the Tenant lease as August 4, 2015.

Property Management. The Hacienda Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hacienda Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may, as a condition to approving any proposed transferee, require a rating agency comfort letter from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Additional Indebtedness. Provided no Cash Management Period has occurred and is continuing, the borrower has the right to incur a loan by any partner, member, shareholder or other holder of direct or indirect ownership interests in the borrower (“Unsecured Subordinated Debt”), provided, however that the Unsecured Subordinated Debt, (i) will be subordinate to the Hacienda Center Mortgage Loan and the security instrument in all respects and the borrower and the partner will have delivered to the lender a subordination and standstill agreement in form and substance satisfactory to the lender, (ii) will be unsecured, (iii) will be repayable only out of excess cash flow after payment of all expenses related to the Hacienda Center Property, including, without limitation, debt service on the Hacienda Center Mortgage Loan, escrows provided for under the loan documents and all other sums payable under the loan documents and property operating expenses, (iv) will not be assignable, and (v) will be solely for the purpose of funding operating expense deficiencies. Notwithstanding anything herein to the contrary, in no event will the outstanding Unsecured Subordinated Debt (including, without limitation, principal and accrued interest) at any time exceed $330,000.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Hacienda Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated March 11, 2015 indicated a probable maximum loss of 15.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

No. 8 – Manhattan Gateway Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$31,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$31,000,000			Location:	Manhattan Beach, CA
% of Initial Pool Balance:	3.8%			Size:	82,000 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$378.05
Borrower Name:	1800 Rosecrans Partners, LLC			Year Built/Renovated:	1999/NAP
Sponsors:	Daniel D. Crosser; Daniel Romano; Robert W. Comstock			Title Vesting:	Fee
Mortgage Rate:	4.380%			Property Manager:	Self-managed
Note Date:	July 31, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	August 5, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (6/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,028,335 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,225,970 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$2,390,651 (TTM 5/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,117,784
				U/W Expenses:	$558,412
				U/W NOI:	$2,559,372
Escrows and Reserves(1):				U/W NCF:	$2,466,712
				U/W NOI DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.33x
Taxes	$177,711	$22,214	NAP	U/W NOI Debt Yield:	8.3%
Insurance	$29,605	$2,691	NAP	U/W NCF Debt Yield:	8.0%
Replacement Reserves	$0	$2,597	NAP	As-Is Appraised Value:	$48,500,000
TI/LC Reserve	$0	$5,125	$512,500	As-Is Appraisal Valuation Date:	June 2, 2015
Environmental Reserve	$2,711,601	$0	NAP	Cut-off Date LTV Ratio:	63.9%
Environmental Insurance Policy Reserve	$76,912	$0	NAP	LTV Ratio at Maturity or ARD:	58.4%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Manhattan Gateway Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Manhattan Beach, California (the “Manhattan Gateway Shopping Center Property”). The Manhattan Gateway Shopping Center Mortgage Loan was originated on July 31, 2015 by Natixis, New York Branch. The Manhattan Gateway Shopping Center Mortgage Loan had an original principal balance of $31,000,000, has an outstanding principal balance as of the Cut-off Date of $31,000,000 and accrues interest at an interest rate of 4.380% per annum. The Manhattan Gateway Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Manhattan Gateway Shopping Center Mortgage Loan matures on August 5, 2025.

Following the lockout period, the borrower has the right to defease the Manhattan Gateway Shopping Center Mortgage Loan in whole or in part on any date before May 5, 2025. In addition, the Manhattan Gateway Shopping Center Mortgage Loan is prepayable without penalty on or after May 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MANHATTAN GATEWAY SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$31,000,000	92.0%	Loan payoff(1)	$20,179,624	59.9%
Environmental Reserve Rollover	$2,711,601	8.0	Reserves	2,995,828	8.9
			Closing costs	354,055	1.1
			Return of equity	10,182,093	30.2
Total Sources	$33,711,601	100.0%	Total Uses	$33,711,601	100.0%

(1)	The Manhattan Gateway Shopping Center Property was previously securitized in the BSCMS 2005-T20 transaction.

The Property. The Manhattan Gateway Shopping Center Property is an 82,000 square foot class A grocery anchored shopping center located on approximately 7.1 acres of land in Manhattan Beach, California, approximately 20 miles southwest of Los Angeles. The Manhattan Gateway Shopping Center Property was originally developed by the sponsors in 1999 and is comprised of one primary multi-tenant building, a freestanding pad restaurant building and a two-tenant pad shop building. The Manhattan Gateway Shopping Center Property has been anchored by Trader Joe’s, Barnes & Noble, Pier 1 Import and Old Navy (collectively 82.9% of the net rentable area) since its original construction in 1999. Trader Joe’s is a privately held chain of specialty grocery stores with over 200 locations throughout the United States. The two-tenant pad retail building is occupied by Vitamin Shoppe and Café Rio and the freestanding restaurant is occupied by Il Fornaio. The Manhattan Gateway Shopping Center Property is part of a larger retail center totaling approximately 107,000 square feet and is shadow anchored by REI (Recreational Equipment Inc.), which owns and occupies a 25,000 square foot building on its own parcel within the retail center (not part of collateral for the Manhattan Gateway Shopping Center Mortgage Loan). The Manhattan Gateway Shopping Center Property features 490 surface parking spaces, reflecting a parking ratio of 6.0 spaces per 1,000 square feet of rentable area (4.6 spaces per 1,000 square feet of rentable area, including the REI space). The Manhattan Gateway Shopping Center Property has averaged 99.8% occupancy since 2005 and, as of June 1, 2015, the Manhattan Gateway Shopping Center Property was 100.0% occupied by seven tenants and also featured a Chase ATM in the parking lot.

The following table presents certain information relating to the tenancy at the Manhattan Gateway Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’ s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants – Collateral
Old Navy	BBB-/Baa2/BBB-	25,000	30.5%	$38.00	$950,000	34.1%	$496	8.7%	9/30/2019(3)
Barnes & Noble	NR/NR/NR	23,000	28.0%	$21.45	$493,350	17.7%	$317	8.7%	1/31/2020(4)
Pier 1 Import	NR/NR/NR	10,000	12.2%	$32.71	$327,100	11.7%	$195	19.4%	2/29/2020(5)
Trader Joe’s	NR/NR/NR	10,000	12.2%	$28.58	$285,768	10.3%	NAV(6)	NAV(6)	12/31/2019(7)
Total Anchor Tenants – Collateral		68,000	82.9%	$30.24	$2,056,218	73.8%

Non-Major Tenants – Collateral(8)		14,000	17.1%	$52.10(8)	$729,342(8)	26.2%

Occupied Collateral Total		82,000	100.0%	$33.97	$2,785,560	100.0%

Vacant Space		0	0.0%

Collateral Total		82,000	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending December 31, 2014.
(3)	Old Navy most recently renewed its lease in September 2014. Old Navy has one five-year extension option remaining.
(4)	Barnes & Noble most recently renewed its lease in July 2014. Barnes & Noble has two five-year extension options remaining.
(5)	Pier 1 Import most recently renewed its lease in July 2014. Pier 1 Import has one five-year extension option remaining.
(6)	Trader Joe’s is not required to report sales.
(7)	Trader Joe’s most recently renewed its lease in July 2014. Trader Joe’s has one five-year extension option remaining.
(8)	One tenant (Chase ATM) has no attributed square footage but its rent is included in the Annual U/W Base Rent and Annual U/W Base Rent PSF. Excluding the Chase ATM rent, the Annual U/W Base Rent PSF is $33.63.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MANHATTAN GATEWAY SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Manhattan Gateway Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	1	0(3)	0.0%	0	0.0%	$27,600(2)	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	4	46,800	57.1%	46,800	57.1%	$1,792,310	$38.30
2020	3	35,200	42.9%	82,000	100.0%	$965,650	$27.43
2021	0	0	0.0%	82,000	100.0%	$0	$0.00
2022	0	0	0.0%	82,000	100.0%	$0	$0.00
2023	0	0	0.0%	82,000	100.0%	$0	$0.00
2024	0	0	0.0%	82,000	100.0%	$0	$0.00
2025	0	0	0.0%	82,000	100.0%	$0	$0.00
Thereafter	0	0	0.0%	82,000	100.0%	$0	$0.00
Vacant	0	0	0.0%	82,000	100.0%	$0	$0.00
Total/Weighted Average	8	82,000	100.0%			$2,785,560	$33.97

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	One tenant (Chase ATM) has no square footage but is included in the Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Manhattan Gateway Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

MANHATTAN GATEWAY SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Manhattan Gateway Shopping Center Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,189,141	$2,292,338	$2,527,792	$2,785,560	89.3%	$33.97
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	511,165	475,050	421,563	493,392	15.8	6.02
Other Income	17,278	29,490	28,778	2,925	0.1	0.04
Less Vacancy & Credit Loss	0	0	0	(164,094)(1)	(5.3)	(2.00)
Effective Gross Income	$2,717,584	$2,796,878	$2,978,133	$3,117,784	100.0%	$38.02

Total Operating Expenses	$689,249	$570,908	$587,482	$558,412	17.9%	$6.81

Net Operating Income	$2,028,335	$2,225,970	$2,390,651	$2,559,372	82.1%	$31.21
TI/LC	0	0	0	61,500	2.0	0.75
Capital Expenditures	0	0	0	31,160	1.0	0.38
Net Cash Flow	$2,028,335	$2,225,970	$2,390,651	$2,466,712	79.1%	$30.08

NOI DSCR	1.09x	1.20x	1.29x	1.38x
NCF DSCR	1.09x	1.20x	1.29x	1.33x
NOI DY	6.5%	7.2%	7.7%	8.3%
NCF DY	6.5%	7.2%	7.7%	8.0%

(1)	The underwritten economic vacancy is 5.3%. As of June 1, 2015, the Manhattan Gateway Shopping Center Property was 100.0% occupied.

Appraisal. As of the appraisal valuation date of June 2, 2015, the Manhattan Gateway Shopping Center Property had an “as-is” appraised value of $48,500,000.

Environmental Matters. According to the Phase I environmental report dated April 7, 2015; the Manhattan Gateway Shopping Center Property was formerly a part of a nine-acre aerospace facility, operated from 1955 to 1989 by Fairchild Industries Inc. (“Fairchild”). During this period, Fairchild used various volatile organic compounds (“VOCs”) and chrome in the manufacturing of fluid/environmental controls and aerospace subsystems. The presence of VOC and hexavalent chromium (chrome VI) contamination beneath the Manhattan Gateway Shopping Center Property is a recognized environmental condition. In 2013, the California Regional Water Quality Control Board (“RWQCB”) approved the injection of cheese whey into the wells to further reduce contaminant levels. This program is currently underway and will be followed by approximately 12 months of post remediation monitoring. Since the contamination has been defined and remedial actions have been implemented, no further assessment is warranted at this time. Furthermore, according to the 2015 project summary, cost estimates for continued and ongoing remedial work were provided. The estimated costs for the remaining groundwater remediation and monitoring work under the approved plan are $1,376,800. An additional contingency amount of $520,000 has been estimated in the event further remedial measures to address more dilutive groundwater impacts are required by the RWQCB, bringing the total estimated remaining cost to achieve a monitoring-only regulatory closure to $1,896,800. Based on the review of the most recent groundwater data completed in the first quarter of 2015 and work plan, the environmental consultant agreed with the assumptions behind the cost estimates for continued remedial work to obtain regulatory closure. The borrower reported that an environmental reserve with a balance of $2,711,601 was set aside under its prior financing for the remaining cleanup and monitoring of the offsite groundwater contamination, as such, at origination, the borrower deposited $2,711,601 in the environmental reserve to complete the environmental remediation. In addition to the environmental reserve, the borrower currently holds two environmental insurance policies: (i) a primary pollution legal liability (“PPL”) with coverage for $10.0 million and a $50,000 deductible and (ii) an excess environmental policy that provides additional coverage for $20.0 million with a $10,000 deductible. At origination, the borrower also deposited $76,912 in the environmental insurance policy reserve to purchase either a PPL replacement environmental insurance policy or an alternative replacement environmental insurance policy (“Alternative”) on or prior to the payment date occurring in July 2017. The PPL replacement environmental insurance policy is a primary pollution legal liability policy with coverage for $10.0 million and a $50,000 deductible, having a policy expiration date no sooner than August 6, 2028, whereas the alternative replacement environmental insurance policy has the same coverage amount and deductible, but with an expiration date no earlier than February 6, 2026. Prior to July 2017, the borrower is to use commercially reasonable efforts to obtain the PPL insurance policy and if it cannot get the policy with that three-year tail, it shall use best efforts to obtain the Alternative policy. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance” in the Free Writing Prospectus.

Market Overview and Competition. The Manhattan Gateway Shopping Center Property is located on the south side of Rosecrans Avenue between Aviation Boulevard and Continental Circle in Manhattan Beach, Los Angeles County, California. Manhattan Beach is approximately 13 miles southwest of the Los Angeles central business district and three miles south of Los Angeles International Airport (LAX). According to the appraisal, the estimated 2015 population within a three mile radius of the Manhattan Gateway Shopping Center Property is approximately 258,005, with a 2015 estimated median household income of $64,613 for that same radius. The estimated 2015 median household income in a one mile radius of Manhattan Gateway Shopping Center Property is $105,910. The average daily traffic count is approximately 54,569 cars on Rosecrans Avenue. The Manhattan Gateway Shopping Center Property is located directly across the street from the Continental Park development, which includes 23 retail, office, research and development and special purpose buildings totaling 2.8 million square feet. The area south of the Manhattan Gateway Shopping Center Property has a large Northrop Grumman facility. The Manhattan Gateway Shopping Center Property is located approximately 1.2 miles from the Interstate 405, which runs in a north-south direction between the north end of the San Fernando Valley and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

MANHATTAN GATEWAY SHOPPING CENTER

central Orange County, and approximately 4.9 miles from Interstate 105, which runs in an east-west direction between Los Angeles International Airport and the mid-cities area of Los Angeles.

According to a third party market research report, the Manhattan Gateway Shopping Center Property is located in the El Segundo South Bay retail submarket. As of the second quarter of 2015, the submarket was comprised of 104 buildings totaling 573,604 square feet, with a 2.4% vacancy rate and average direct asking rent of $35.54 per square foot on a triple-net basis.

The following table presents certain information relating to comparable retail properties for the Manhattan Gateway Shopping Center Property:

Competitive Set(1)

	Manhattan Gateway Shopping Center (Subject)	Plaza El Segundo	Gateway El Segundo	Manhattan Marketplace	Manhattan Village	Glencourt Shopping Plaza
Location	Manhattan Beach, CA	El Segundo, CA	El Segundo, CA	Manhattan Beach, CA	Manhattan Beach, CA	Hawthorne, CA
Distance from Subject	--	1.4 miles	2.6 miles	0.3 miles	1.7 miles	0.5 miles
Property Type	Grocery Anchored	Lifestyle Center	Shadow Anchored Retail	Retail	Regional Mall	Un-anchored Retail
Anchors	Old Navy, Trader Joe’s, Barnes & Noble, Pier 1 Import	Border’s Books, Whole Foods, Best Buy, Home Goods, Dick’s Sporting Goods, Cost Plus, Petsmart	NAP	Bristol Farms supermarket, Long’s Drug	Macys, Macys Men, Home store	NAP
Year Built/Renovated	1999/NAP	2007/NAV	2009/NAV	1990/NAV	1981/1992	1991/NAV
Total GLA	82,000 SF	381,242 SF	11,373 SF	113,175 SF	572,837 SF	31,361 SF
Total Occupancy	100%	99%	100%	95%	99%	95%

(1)    Information obtained from the appraisal.

The Borrower. The borrower is 1800 Rosecrans Partners, LLC, a California limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Manhattan Gateway Shopping Center Mortgage Loan. Daniel D. Crosser, Daniel Romano and Robert W. Comstock are the guarantors of certain nonrecourse carveouts under the Manhattan Gateway Shopping Center Mortgage Loan.

The Sponsors. The sponsors are Daniel D. Crosser, Daniel Romano and Robert W. Comstock. Mr. Comstock is the owner of Comstock Homes, a commercial and residential development company, founded in 1979. Mr. Crosser is a private real estate investor who oversees a personal portfolio of approximately 15 residential and commercial properties. Mr. Romano is an environmental real estate attorney who has practiced law for over 30 years. The sponsors have a collective net worth of $90.6 million and $9.5 million in liquidity as of 2015. Mr. Comstock filed for Chapter 11 bankruptcy in February 2011 as a result of his homebuilding business and the economic downturn and such bankruptcy petition was dismissed in September 2014. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $177,711 for real estate taxes, $29,605 for insurance premiums, $76,912 for the environmental insurance policy reserve and $2,711,601 for the environmental reserve (see “Environmental Matters” section). The loan documents require monthly deposits of an amount equal toone-twelfth of the estimated annual real estate taxes, which currently equates to $22,214, one-twelfth of the estimated annual insurance premiums, which currently equates to $2,691, $2,597 for replacement reserves and $5,125 for tenant improvements and leasing commissions (“TI/LC”). The TI/LC reserve is subject to a cap of $512,500 and a minimum of $184,500. If at anytime during the Manhattan Gateway Shopping Center Mortgage Loan term, the balance of the TI/LC reserve falls below $184,500, monthly deposits will resume until the cap is met.

Lockbox and Cash Management. The Manhattan Gateway Shopping Center Mortgage Loan is structured with a lender-controlled soft lockbox and springing cash management. The Manhattan Gateway Shopping Center Mortgage Loan requires that the borrower and property manager deposit all rents directly into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain an amortizing debt service coverage ratio of at least 1.15x; or (iii) the commencement of a Tenant Cash Trap Period (as defined below). A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.20x for six consecutive months; and with respect to clause (iii), upon the termination of such Tenant Cash Trap Period.

A “Tenant Cash Trap Period” will commence upon the earlier of: (i) the date the Tenant (defined as Old Navy, Barnes & Noble or Trader Joe’s) goes dark, (ii) the date the Tenant is the subject of a bankruptcy action; (iii) the date the Tenant is in material or monetary default under its lease beyond any applicable notice and/or cure period; (iv) the date that is six months prior to the expiration of such Tenant’s lease; (v) the date by which the Tenant must exercise its next occurring renewal option under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

MANHATTAN GATEWAY SHOPPING CENTER

applicable terms of its lease, provided that the Tenant has failed to effectively exercise such renewal option; and (vi) the date upon which the Tenant terminates its lease or delivers to the borrower a written notice or otherwise indicates its intention to terminate its lease. A Tenant Cash Trap Period will end upon: (a) with respect to clause (ii) the date the related Tenant ceases to be a debtor in any bankruptcy or insolvency proceeding (and such Tenant has affirmed and assumed its lease in the related bankruptcy proceeding); (b) with respect to clause (v) the date on which a related Tenant Renewal Lease Event (as defined below) occurs; or (c) with respect to all other clauses, the date on which a related Tenant Replacement Lease Event (as defined below) occurs.

A “Tenant Renewal Lease Event” will occur, with respect to a specific Tenant, at such time as all of the following requirements have been satisfied: (i) the Tenant has renewed or extended its lease for all of the premises demised under the Tenant’s lease, pursuant to a lease renewal or extension agreement at an annual net effective rental rate that is not less than the annual net effective rent payable under the Tenant’s lease as of July 31, 2015, for a term of not less than three years, and otherwise in form and substance and upon terms reasonably acceptable to the lender; (ii) the borrower has delivered to the lender (1) a copy of the Tenant’s renewal lease, and (2) an acceptable tenant estoppel certificate from such Tenant (as renewed or extended pursuant to the Tenant’s renewal lease); and (iii) the borrower has paid all leasing brokerage commissions then due and payable by the borrower in connection with such renewal lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same.

A “Tenant Replacement Lease Event”, with respect to a specific Tenant, will occur at such time as all of the following requirements have been satisfied: (x) the borrower has (A) entered into one or more leases with one or more replacement tenants reasonably satisfactory to the lender demising in the aggregate all of the premises demised under the Tenant’s lease, each for a term of not less than three years and in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of each replacement tenant lease, (2) an acceptable tenant estoppel certificate from each replacement tenant and (3) a subordination, nondisturbance and attornment agreement from each replacement tenant in form and substance reasonably satisfactory to the lender and (C) paid all leasing brokerage commissions payable by the borrower in connection with each such replacement tenant lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same and (y) the aggregate annual net effective rent payable under all of the replacement tenant lease is not less than the annual net effective rent payable under the Tenant’s lease as July 31, 2015.

Property Management. The Manhattan Gateway Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Manhattan Gateway Shopping Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the proposed transferee’s experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may, as a condition to approving any proposed transferee, require a rating agency comfort letter from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Manhattan Gateway Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated June 4, 2015 indicated a probable maximum loss of 9.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

No. 9 – Imperial Village

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,000,000			Location:	Inglewood, CA
% of Initial Pool Balance:	3.1%			Size:	148,592 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$168.25
Borrower Name:	One Imperial Plaza L.P.			Year Built/Renovated:	1956/1999
Sponsors:	Moussa Shaaya; Abe Kamara			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Coreland Companies
Note Date:	August 31, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(2):	90.8% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,702,478 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,720,053 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,789,274 (TTM 7/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$3,364,667
				U/W Expenses:	$933,456
				U/W NOI:	$2,431,210
Escrows and Reserves(1):				U/W NCF:	$2,285,206
				U/W NOI DSCR:	2.13x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.00x
Taxes	$200,508	$33,418	NAP	U/W NOI Debt Yield:	9.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.1%
Replacement Reserves	$70,000	Springing	$70,000	As-Is Appraised Value:	$44,200,000
TI/LC Reserve	$230,000	Springing	$230,000	As-Is Appraisal Valuation Date:	May 21, 2015
Environmental Reserve	$218,750	$0	NAP	Cut-off Date LTV Ratio:	56.6%
CAM Dispute Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	56.6%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Imperial Village Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Inglewood, California (the “Imperial Village Property”). The Imperial Village Mortgage Loan was originated on August 31, 2015 by Wells Fargo Bank, National Association. The Imperial Village Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 4.500% per annum. The Imperial Village Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Imperial Village Mortgage Loan. The Imperial Village Mortgage Loan matures on September 11, 2025.

Following the lockout period, the borrower has the right to defease the Imperial Village Mortgage Loan in whole, but not in part, on any date before June 11, 2025. In addition, the Imperial Village Mortgage Loan is prepayable without penalty on or after June 11, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff(1)	$18,860,069	75.4%
			Reserves	719,258	2.9
			Closing costs	157,631	0.6
			Return of equity	5,263,042	21.1
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The Imperial Village Property was previously securitized in the JPMCC 2005-CB13 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

IMPERIAL VILLAGE

The Property. The Imperial Village Property comprises a single-story anchored retail center totaling 148,592 square feet of rentable area located in Inglewood, California, approximately 11.9 miles southeast of Los Angeles. Built in 1956 and most recently renovated in 1999, the Imperial Village Property is situated on a 10.8 acre site and consists of the fee interests six buildings comprised of an anchor building connected via inline shop space to the junior anchor building, along with four pad buildings; two of which are multi-tenant and two of which are single tenant buildings occupied by fast food restaurants, and the leasehold interest in one additional pad site, which is occupied by Kentucky Fried Chicken/Taco Bell. The Imperial Village Property is anchored by Superior Grocers and includes additional national tenants such as Chase Bank, Dollar Tree, Aaron’s, Panda Express, Rite Aid, Jack in the Box, Payless Shoes, and Kentucky Fried Chicken/Taco Bell (represents 61.7% of net rentable area in aggregate). Superior Grocers has over 40 locations in Southern California and has been at the Imperial Village Property since 2005. The Imperial Village Property contains 610 surface parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. Within the past 18 months, 31.3% of net rentable area (27.2% of underwritten base rent) has renewed their leases at the Imperial Village Property for an average term of 4.5 years. Further, approximately 79.5% of net rentable area has been at the Imperial Village Property for at least five years. In addition, approximately 66.3% of net rentable area has been at the property for at least 10 years. The Imperial Village Property has maintained an average occupancy of 98.7% since 2010, and as of June 30, 2015, the Imperial Village Property was 100.0% leased to 25 tenants.

The following table presents certain information relating to the tenancy at the Imperial Village Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant
Superior Grocers	NR/NR/NR	40,000	26.9%	$10.16	$406,560	16.1%	$557	2.9%	3/31/2030(4)
Total Anchor Tenant		40,000	26.9%	$10.16	$406,560	16.1%

Major Tenants
Chase Bank	AA-/Aa2/A+	5,380	3.6%	$52.44	$282,127	11.1%	NAV	NAV	11/30/2018
Dollar Tree	NR/Ba2/BB	10,804	7.3%	$19.80	$213,919	8.4%	NAV	NAV	3/31/2017
Big 5 Corp	NR/NR/NR	10,714	7.2%	$16.50	$176,784	7.0%	NAV	NAV	1/31/2021
Rainbow Apparel Store	NR/NR/NR	6,600	4.4%	$24.00	$158,400	6.3%	$142(5)	20.3%(5)	5/31/2020
C & J Beauty Supply	NR/NR/NR	6,300	4.2%	$24.12	$151,956	6.0%	NAV	NAV	2/29/2020
Aaron’s	NR/NR/NR	10,092	6.8%	$14.71	$148,473	5.9%	NAV	NAV	5/31/2017
Total Major Tenants		49,890	33.6%	$22.68	$1,131,660	44.7%

Non-Major Tenants(6)		44,987	30.3%	$22.09	993,710	39.2%

Occupied Collateral Total		134,877	90.8%	$18.77	$2,531,930	100.0%

Vacant Space		13,715	9.2%

Collateral Total		148,592	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through August 2016, totaling $148,231.

(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2014. Most tenants are not required to report sales.

(4)	Superior Grocers has three, five-year lease renewal options.

(5)	Sales and occupancy cost for Rainbow Apparel Store are for the trailing 12-month period ending May 31, 2015.

(6)	Non-Major Tenants includes one antennae lease to T-Mobile USA which was attributed no square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

IMPERIAL VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Imperial Village Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	3	0	0.0%	0	0.0%	$0	$0.00
2015	1	3,500	2.4%	3,500	2.4%	$59,534	$17.01
2016	3	6,378	4.3%	9,878	6.6%	$166,867	$26.16
2017(5)	5	23,738	16.0%	33,616	22.6%	$477,325	$20.11(5)
2018	6	17,147	11.5%	50,763	34.2%	$680,685	$39.70
2019	2	19,000	12.8%	69,763	46.9%	$152,000	$8.00
2020	4	14,400	9.7%	84,163	56.6%	$412,176	$28.62
2021	1	10,714	7.2%	94,877	63.9%	$176,784	$16.50
2022	0	0	0.0%	94,877	63.9%	$0	$0.00
2023	0	0	0.0%	94,877	63.9%	$0	$0.00
2024	0	0	0.0%	94,877	63.9%	$0	$0.00
2025	0	0	0.0%	94,877	63.9%	$0	$0.00
Thereafter	1	40,000	26.9%	134,877	90.8%	$406,560	$10.16
Vacant	0	13,715	9.2%	148,592	100.0%	$0	$0.00
Total/Weighted Average	26(6)	148,592	100.0%			$2,531,930	$18.77

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

(4)	MTM includes three basement level storage spaces (15,525 square feet) for which no base rent was underwritten and the corresponding square footage was excluded from the rent roll.

(5)	2017 includes an antennae lease with T-Mobile USA which has no attributed square footage. The Annual U/W Base Rent PSF excluding the T-Mobile USA rent is $18.79.

(6)	The Imperial Village Property is leased to 25 tenants in addition to an antennae lease with T-Mobile USA which has no attributed square footage.

The following table presents historical occupancy percentages at the Imperial Village Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/30/2015(2)(3)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	As of June 30, 2015, the Imperial Village Property was 100.0% leased to 25 tenants. Anna’s Linens (8.0% of net rentable area) has filed for bankruptcy at the corporate level and will be closing its store at the Imperial Village Property (expected to occur sometime in 2015) and Stylish (1.2% of net rentable area) is a month-to-month tenant that is negotiating sale of the business; thus, these two tenants have been underwritten as vacant. The Imperial Village was underwritten to a 90.8% physical occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

IMPERIAL VILLAGE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Imperial Village Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,614,868	$2,737,141	$2,717,509	$2,531,930(1)	75.3%	$17.04
Grossed Up Vacant Space	0	0	0	309,795	9.2	2.08
Percentage Rent	0	0	0	0	0.0	0.00
Total Reimbursables	917,528	870,895	913,116	789,539	23.5	5.31
Other Income	57,498	42,861	45,844	43,198	1.3	0.29
Less Vacancy & Credit Loss	0	0	0	(309,795)(2)	(9.2)	(2.08)
Effective Gross Income	$3,589,894	$3,650,897	$3,676,469	$3,364,667	100.0%	$22.64

Total Operating Expenses	$887,416	$930,844	$887,195	$933,456	27.7%	$6.28

Net Operating Income	$2,702,478	$2,720,053	$2,789,274	$2,431,210(3)	72.3%	$16.36
TI/LC	0	0	0	116,285	3.5	0.78
Capital Expenditures	0	0	0	29,718	0.9	0.20
Net Cash Flow	$2,702,478	$2,720,053	$2,789,274	$2,285,206	67.9%	$15.38

NOI DSCR	2.36x	2.38x	2.44x	2.13x
NCF DSCR	2.36x	2.38x	2.44x	2.00x
NOI DY	10.8%	10.9%	11.2%	9.7%
NCF DY	10.8%	10.9%	11.2%	9.1%

(1)	U/W Base Rent includes contractual rent bumps through August 2016, totaling $148,231.

(2)	The underwritten economic vacancy is 10.9%. As of June 30, 2015, the Imperial Village Property was 100.0% leased to 25 tenants. Anna’s Linens (8.0% of net rentable area) has filed for bankruptcy at the corporate level and will be closing its store at the Imperial Village Property and Stylish (1.2% of net rentable area) is a month-to-month tenant that is negotiating sale of the business; thus, these two tenants have been underwritten as vacant.

(3)	The decrease in Net Operating Income from TTM 7/31/2015 to U/W is due to two tenants being underwritten as vacant (see footnote #2) and the increase of operating expense to be more in-line with 2014 amounts.

Appraisal. As of the appraisal valuation date of May 21, 2015, the Imperial Village Property had an “as-is” appraised value of $44,200,000.

Environmental Matters. The Phase I environmental assessment dated May 22, 2015 identified a recognized environmental condition pertaining to historical on-site dry-cleaning operations from 1958 to 2012. There has been no subsurface investigation conducted at the Imperial Village Property following a 1997 recommendation for additional sampling in the vicinity of the dry-cleaning machine and waste storage area. Based on the above information, further investigation is recommended. An upfront environmental reserve (see “Escrows” section) was required at closing for testing and possible implementation of a Soil Vapor Extraction (“SVE”) remediation plan. The borrower is required to conduct indoor air quality testing and upgrade the HVAC system, if it is determined that an HVAC system upgrade would correct the hazardous chemical issues. If it is determined that an HVAC system upgrade would not adequately correct the hazardous chemical issues, the borrower will be required to implement an SVE system to remove the suspected presence of hazardous materials form the Imperial Village Property.

Market Overview and Competition. The Imperial Village Property is located at the northeast corner of Crenshaw Boulevard and Imperial Highway, two major commercial roadways with a combined average daily traffic count of 64,687 vehicles; approximately 6.0 miles east of the Los Angeles International Airport and approximately 11.9 miles south of the Los Angeles central business district. The Imperial Village Property is situated in the southwest portion of Inglewood, with immediate access to Interstate 105 that provides direct east-west access to Interstate 405 and Interstate 110. The proposed Hollywood Racetrack Redevelopment is located 1.8 miles north of the Imperial Village Property. Stan Kroenke, the owner of the National Football League’s St. Louis Rams, plans to build a new $2.0 billion stadium on the site in hope of relocating the team to Inglewood. The plan is to develop an 80,000-seat stadium, 6,000-seat performance venue, 300-room hotel, and 1.5 million square feet of retail, office and residential space, which is expected to revitalize and increase traffic to the local area. The existing residential uses in the city of Inglewood total approximately 3,023 acres, accounting for 66.4% of Inglewood’s total land area. The predominant land use within close proximity of the Imperial Village Property is single-family housing with limited competitive commercial retail centers located in the immediate area. The Imperial Village Property benefits from its dense infill location as the 2014 estimated population within a one-, three- and five-mile radius of the Imperial Village Property was 35,998, 364,988 and 877,719, respectively, and the estimated average household income within the same radii was $59,115, $54,244 and $61,827, respectively.

The Imperial Village Property is located in the Culver City/Inglewood/El Segundo retail submarket, which accounts for 4.8% of the total inventory of the Los Angeles retail market. There has been no new construction in the Culver City/Inglewood/El Segundo retail submarket over the past 5 years and the submarket has averaged a 3.5% vacancy rate over the same period. According to the appraisal, as of the first quarter of 2015, the submarket reported a total inventory of approximately 3.2 million square feet with a 2.9% vacancy and an average asking rent of $39.63 per square foot on a triple-net basis. The appraiser concluded to a blended market asking rent of $22.78 per square foot for a variety of tenant spaces and, overall, in-place rents at the Imperial Village Property are considered to be approximately 19.5% below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

IMPERIAL VILLAGE

The following table presents certain information relating to some comparable retail properties for the Imperial Village Property:

Competitive Set(1)

	Imperial Village (Subject)	Crenshaw Imperial Plaza	Ingllwood Plaza	Food 4 Less	Hawthorne Center	Superior Grocers Center
Location	Inglewood, CA	Inglewood, CA	Inglewood, CA	Inglewood, CA	Hawthorne, CA	Hawthorne, CA
Distance from Subject	--	0.1 miles	0.1 miles	1.1 miles	2.5 miles	3.0 miles
Property Type	Community Center	Community Center	Neighborhood Center	Community Center	Neighborhood Center	Neighborhood Center
Year Built/Renovated	1956/1999	1960/2005	2008/NAP	1969/NAP	1957/1970	1999/NAP
Anchor Tenants	Superior Grocers, Rite Aid	Fallas Parades, 99 Cents Only Stores, dd’s Discounts, General Discounts	Burlington Coat Factory, CVS	Food 4 Less, 99 Cents Only Stores	Ralph’s, CVS, 99 Cents Only Stores	Superior Grocers
Total GLA	151,596 SF	239,662 SF	96,919 SF	124,659 SF	96,914 SF	98,004 SF
Total Occupancy	100%	74%	100%	100%	100%	85%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrower is One Imperial Plaza L.P., a California limited liability company and single purpose entity with one independent director. Moussa Shaaya and Abe Kamara serve as the guarantors of certain nonrecourse carveouts under the Imperial Village Mortgage Loan.

The Sponsors. The sponsors are Moussa Shaaya and Abe Kamara, partners and co-owners of AMT Construction Co., a construction company which has developed over 80 single family homes along with various condo and apartment projects. Collectively, Mr. Shaaya and Mr. Kamara have interests in 28 commercial real estate properties in California valued at approximately $235.2 million, as of May 1, 2015.

Escrows. The loan documents provide for upfront reserves of $200,508 for real estate taxes, $70,000 for replacement reserves, and $230,000 for tenant improvements and leasing commissions. The loan documents also provide for an upfront environmental reserve of $218,750 related to the estimated costs for testing and possible implementation of an SVE remediation plan. Ongoing monthly reserves are required in an amount equal to $33,418 for real estate taxes. Monthly deposits for replacement reserves in the amount of $2,257 (subject to a cap of $70,000) will commence upon the earlier of (a) an occurrence and continuance of an event of default; (b) the Imperial Village Property is no longer being adequately maintained; or (c) the replacement reserve account balance falls below $35,000. Monthly deposits for tenant improvements and leasing commissions in the amount of $12,633 (subject to a cap of $230,000) will commence upon the earlier of (a) an occurrence and continuance of an event of default; or (b) the tenant improvements and leasing commissions reserve account balance falls below $150,000.

The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Imperial Village Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. If Superior Grocers, or any successor tenant, disputes the payment of expense reimbursements payments or claims the borrower owes Superior Grocers, or any successor tenant, a refund for amounts previously paid with respect to expense reimbursements, the borrower is required to deposit the amount within 10 business days of receiving notice of such dispute (the “CAM Dispute Reserve”).

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt yield being less than 7.0%; (iii) Superior Grocers files for bankruptcy or becomes insolvent; (iv) Superior Grocers goes dark, vacates or fails to occupy its space; or (v) the borrower fails to deposit funds into the CAM Dispute Reserve account within 10 business days of receiving notice of a dispute. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt yield being equal to or greater than 7.25% for two consecutive calendar quarters; with regard to clause (iii), upon the termination of such bankruptcy or insolvency proceedings and the affirmation of the related lease; with regard to clause (iv), upon Superior Grocers, or any replacement tenant, resuming business operations in its space and paying fully unabated rent; and with regard to clause (v), upon the full amount of disputed expense reimbursements deposited into the CAM Dispute Reserve account.

Property Management. The Imperial Village Property is managed by Coreland Companies.

Assumption. The borrower has a two-time right to transfer the Imperial Village Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IMPERIAL VILLAGE

guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Imperial Village Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated May 20, 2015 indicated a probable maximum loss of 16.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Paper Factory Hotel

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$25,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$25,000,000			Location:	Long Island City, NY
% of Initial Pool Balance:	3.1%			Size:	123 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$203,252
Borrower Name:	Three Seven Hotel LLC			Year Built/Renovated(2):	1915/2013
Sponsor:	Gal Sela			Title Vesting:	Fee
Mortgage Rate:	5.760%			Property Manager:	Self-managed
Note Date:	July 10, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	August 6, 2020			Most Recent Occupancy (As of)(3):	52.4% (12/31/2014)
IO Period:	12 months			Current Occupancy (As of)(3):	64.8% (TTM 5/31/2015)
Loan Term (Original):	60 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$2,320,574 (12/31/2014)
Call Protection:	L(26),D(31),O(3)			Most Recent NOI (As of)(3):	$2,872,135 (TTM 5/31/2015)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	NAP
Additional Debt Type:	NAP

				U/W Revenues(3):	$5,017,993
				U/W Expenses(3):	$2,559,720
				U/W NOI(3):	$2,458,272
Escrows and Reserves(1):				U/W NCF(3):	$2,257,553
				U/W NOI DSCR(3):	1.40x
				U/W NCF DSCR(3):	1.29x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(3):	9.8%
Taxes	$28,836	$9,612	NAP	U/W NCF Debt Yield(3):	9.0%
Insurance	$57,648	$5,241	NAP	As-Is Appraised Value:	$42,000,000
FF&E Reserve	$0	$16,726	NAP	As-Is Appraisal Valuation Date:	June 1, 2015
Deferred Maintenance	$5,875	$0	NAP	Cut-off Date LTV Ratio:	59.5%
Static Reserve	$0	$100,000	$2,000,000	LTV Ratio at Maturity or ARD:	56.4%

(1)	See “Escrows” section.

(2)	See “Property” section.

(3)	See “Cash Flow Analysis” section. The Paper Factory Hotel Property opened in December 2013, and, therefore, has limited operating history.

The Mortgage Loan. The mortgage loan (the “Paper Factory Hotel Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service independent hotel located in Long Island City, New York (the “Paper Factory Hotel Property”). The Paper Factory Hotel Mortgage Loan was originated on July 10, 2015 by Silverpeak Real Estate Finance LLC. The Paper Factory Hotel Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 5.760% per annum. The Paper Factory Hotel Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Paper Factory Hotel Mortgage Loan matures on August 6, 2020.

Following the lockout period, the borrower has the right to defease the Paper Factory Hotel Mortgage Loan in whole, but not in part, on any date before June 6, 2020. In addition, the Paper Factory Hotel Mortgage Loan is prepayable without penalty on or after June 6, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PAPER FACTORY HOTEL

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff	$24,370,000	97.5%
			Reserves	92,359	0.4
			Closing costs	537,641	2.2

Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

The Property. The Paper Factory Hotel Property is a 123-room, six-story, full service independent hotel located on a 0.46 acre site at 37-06 36th Street in Long Island City, Queens, New York. The Paper Factory Hotel Property improvements were originally built on the site in 1915 when the location was opened as a paper factory. The sponsor, Gal Sela, purchased the Paper Factory Hotel Property in 2012 when the building was vacant and subsequently re-developed the site from the ground-up into a full service hotel for a total cost of approximately $29.7 million. The Paper Factory Hotel Property opened in December 2013 and comprises eight king rooms, 42 queen rooms, 55 double/double rooms, 11 suites, one penthouse and six other rooms. The Paper Factory Hotel Property amenities include a 24-hour fitness facility, a full service, leased two-level restaurant and club, and over 17,000 square feet of meeting and event space across ten dedicated meeting rooms. Guestroom amenities include a loft-style design with 12–foot ceiling heights and large windows, custom designed furniture unique to each room, flat panel LCD TV’s, multi-function connectivity panels for mobile phones and tablets, and complimentary Wi-Fi.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Paper Factory Hotel Property:

Cash Flow Analysis(1)

	2014	TTM 5/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	52.4%	64.8%	64.8%
ADR	$178.99	$166.30	$166.30
RevPAR	$93.70	$107.76	$107.76

Total Revenue	$4,226,931	$4,999,204	$5,017,993	100.0%	$40,797
Total Department Expenses	1,013,234	1,057,695	1,029,400	20.5	8,369
Gross Operating Profit	$3,213,697	$3,941,509	$3,988,593	79.5%	$32,428

Total Undistributed Expenses	857,069	963,548	1,117,709	22.3	9,087
Profit Before Fixed Charges	$2,356,628	$2,977,961	$2,870,884	57.2%	$23,341

Total Fixed Charges(2)	36,054	105,826	412,611	8.2	3,355

Net Operating Income	$2,320,574	$2,872,135	$2,458,272	49.0%	$19,986
FF&E	0	0	200,720	4.0	1,632
Net Cash Flow	$2,320,574	$2,872,135	$2,257,553	45.0%	$18,354

NOI DSCR	1.32x	1.64x	1.40x
NCF DSCR	1.32x	1.64x	1.29x
NOI DY	9.3%	11.5%	9.8%
NCF DY	9.3%	11.5%	9.0%

(1)	The Paper Factory Hotel Property opened in December 2013, and, therefore, has limited operating history.

(2)	The Paper Factory Hotel Property benefits from an Industrial and Commercial Abatement Program (“ICAP”) through 2040, which results in a reduced property tax expense. The tax liability is reduced by $365,640 for the first 16 years until 2030, then decreases by 10% per year for the remaining nine years of the exemption period, resuming to 100% of tax liability in 2040. The U/W Total Fixed Charges include a property tax expense of $349,723 based on a ten year average of the future abated tax payments.

Appraisal. As of the appraisal valuation date of June 1, 2015, the Paper Factory Hotel Property had an “as-is” appraised value of $42,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 27, 2015, there was no evidence of any recognized environmental conditions at the Paper Factory Hotel Property.

Market Overview and Competition. The Paper Factory Hotel Property is located in the Queens Plaza district of Long Island City in the Borough of Queens, New York. The Paper Factory Hotel Property is located approximately four miles northeast of LaGuardia Airport and 14 miles northeast of JFK Airport. The closest subway station, 36th Street, is a block away from the Paper Factory Hotel Property and is serviced by the M and R trains (36th Street/IND Queens Blvd Line). The N and Q subway lines (BMT Astoria Line) also stop at 39th Avenue, along Northern Boulevard, which is approximately 0.5 miles west of the Paper Factory Hotel Property.

According to a Long Island City economic group, Long Island City has over 6,300 businesses and 90,000 employees, and remains one of the largest manufacturing centers in New York State. There is currently over 2 million square feet of Class A office space. Class A buildings in Long Island City include One Court Square (Citibank building), One MetLife Plaza (Queens Plaza North), Bridge Plaza Office Center (41st Avenue) and 1 Hunters Point Plaza (21st Street). In the residential market, approximately 8,600 units have been completed since 2006, and an additional 22,500 units that are either planned or under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PAPER FACTORY HOTEL

Demand drivers for the Paper Factory Hotel Property are estimated to be 50.0% leisure, 25.0% commercial, and 25.0% meeting and group. Leisure demand is generated from the close proximity and ease to and from Manhattan through ferry, subway or taxi, which helps attract tourists seeking an average room rate typically lower than those offered in Manhattan. Primary commercial demand for the Paper Factory Hotel Property is derived from business travelers to the Long Island City area. Major business and institutions in the area include American Standard, Museum of the Moving Image, Mercedes-Benz, Silvercup Studios, Kaufman Studios, Steve Madden, JetBlue, Met Life, HSBC, Barclays and Citicorp. Additionally, a significant amount of light industrial space is being converted into commercial space, creating a shift in the neighborhood’s overall dynamic. The majority of the Paper Factory Hotel Property’s meeting and group demand is derived from group business such as tourism and travel, as well as weddings and larger group events.

The following table presents certain information relating to the Paper Factory Hotel Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Paper Factory Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2015 TTM	80.2%	$146.13	$117.20	64.8%	$166.30	$107.76	80.8%	113.6%	91.9%
12/31/2014 TTM	80.2%	$147.26	$118.05	52.4%	$178.99	$93.70	65.3%	121.5%	79.4%

(1)	Information obtained from a third party hospitality report dated June 25, 2015. The competitive set includes the following hotels: Best Western Plaza Hotel Long Island City, Holiday Inn Long Island City - Manhattan View, Country Inn & Suites New York City in Queens, Ascend Collection Hotel Verve, Z Hotel, Four Points Long Island City Queensboro Bridge, Ravel Hotel, Wyndham Garden Hotel Long Island City Manhattan View, and Fairfield Inn New York Long Island City - Manhattan View.

(2)	The sponsor, Gal Sela, purchased the Paper Factory Hotel Property in 2012 when the building was vacant and subsequently re-developed the site from the ground-up into a full service hotel that opened in December 2013.

The Borrower. The borrower is Three Seven Hotel LLC, a New York limited liability company and single purpose entity, whose managing member is a New York Corporation, with two independent directors. The borrower is 99% owned by Gal Sela. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Paper Factory Hotel Mortgage Loan. Gal Sela is the guarantor of certain nonrecourse carveouts and a partial payment guarantor under the Paper Factory Hotel Mortgage Loan.

The Sponsor. The sponsor is Gal Sela, the founder and chairman of the Sela Group. The Sela Group, founded in 1994, is a privately-owned, New York-based real estate and hospitality firm specializing in the acquisition, development and management of hospitality, lifestyle, residential and commercial assets in the United States and globally. The sponsor has provided a partial payment guaranty of $2,000,000, which will be released when the underwritten gross revenue of the Paper Factory Hotel Property is at least $6,200,000 and the Paper Factory Hotel Property achieves a net operating income debt yield of at least 11.0% for two consecutive quarters.

Escrows. The loan documents provide for upfront escrows in the amount of $28,836 for real estate taxes, $57,648 for insurance premiums and $5,875 for deferred maintenance. The loan documents provide for monthly escrows in the amount equal to one-twelfth of the annual taxes (initially $9,612), one-twelfth of the annual insurance premiums (initially $5,241) and 4% of the annual gross revenues of the Paper Factory Hotel Property for FF&E reserves (initially $16,726). Commencing with the September 2015 payment date and on each payment date thereafter, the borrower is required to deposit with the lender an amount equal to $100,000 as additional collateral for the Paper Factory Hotel Mortgage Loan, capped at $2,000,000 (“Static Reserve”). So long as no Cash Management Period (as defined below) is continuing, the Static Reserve may be released to the borrower if the underwritten gross revenue of the Paper Factory Hotel Property is at least $5,500,000 and the Paper Factory Hotel Property achieves a net operating income debt yield of at least 10.0% for two consecutive calendar quarters. If a Cash Management Period is then continuing, the funds in the Static Reserve will be transferred to a lender-controlled account, to be applied as provided in the loan documents. If the conditions to release the funds in the Static Reserve have not been met within 24 months from the Paper Factory Hotel Mortgage Loan’s origination, the lender will have the option, in its sole and absolute discretion, to apply all or any portion of such funds to the Paper Factory Hotel Mortgage Loan principal and the applicable yield maintenance premium or costs incurred in the event of a partial defeasance.

Lockbox and Cash Management. The Paper Factory Hotel Mortgage Loan requires a lender-controlled lockbox account, which is already in place. During a Cash Management Period (as defined below), the loan documents require that the borrower or property manager cause all rents and profits to be deposited directly into the lockbox account. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of a default or event of default, or (ii) the amortizing debt service coverage ratio being less than 1.25x at the end of any calendar quarter or (iii) the borrower failing to make a required deposit into the Static Reserve. A Cash Management Period will end, with regard to clause (i), upon the cure of such default or event of default; with regard to clause (ii) upon the amortizing debt service coverage ratio being at least equal to 1.35x for two consecutive calendar quarters; and, with regard to clause (iii), upon either the balance in the Static Reserve being $2,000,000 or the lender having determined that the conditions to the release of such funds have been satisfied.

Property Management. The Paper Factory Hotel Property is managed by an affiliate of the borrower.

Assumption. The borrower has a one-time right to transfer the Paper Factory Hotel Property to another party and have the transferee assume all of the borrower’s obligations under the loan documents provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee and guarantor are satisfactory to the lender; and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PAPER FACTORY HOTEL

(iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS3 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Paper Factory Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Wells Fargo Commercial Mortgage Trust 2015-NXS3	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062 Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613 Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615 Fax (212) 214-8970